                                                                   EXHIBIT 10.15

--------------------------------------------------------------------------------


                    STOCK PURCHASE AND REDEMPTION AGREEMENT

                         dated as of October 14, 1999

                                 by and among

                       GENSTAR CAPITAL PARTNERS II, L.P.

                                STARGEN II LLC

                             ROBERT J. MULLER, JR.

                             (the "Shareholders"),

                      PANOLAM ACQUISITION COMPANY, L.L.C.

                               (the "Purchaser")

                                      and

                       PANOLAM INDUSTRIES HOLDINGS, INC.

                                (the "Company")



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
ARTICLE I DEFINITIONS.............................................................................  2

  SECTION 1.1    Certain Definitions..............................................................  2
                 -------------------
  SECTION 1.2    Certain Additional Definitions...................................................  7
                 ------------------------------

ARTICLE II PURCHASE AND SALE OF COMPANY CAPITAL STOCK AND REDEMPTION OF REDEEMED SHARES...........  9

  SECTION 2.1    Purchase and Sale of Company Common Stock........................................  9
                 -----------------------------------------
  SECTION 2.2    Cancellation of Company Options..................................................  9
                 -------------------------------
  SECTION 2.3    Redemption of Redeemed Shares.................................................... 10
                 -----------------------------
  SECTION 2.4    Negotiation of New Credit Facility............................................... 10
                 ----------------------------------
  SECTION 2.5    The Closing; Closing Deliveries.................................................. 10
                 -------------------------------
  SECTION 2.6    No Further Ownership Rights in Redeemed Shares or Company Options................ 12
                 -----------------------------------------------------------------
  SECTION 2.7    Lost Share Certificates.......................................................... 12
                 -----------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.................................... 12

  SECTION 3.1    Authority........................................................................ 13
                 ---------
  SECTION 3.2    Organization..................................................................... 13
                 ------------
  SECTION 3.3    Ownership of Shares.............................................................. 13
                 -------------------
  SECTION 3.4    Conflicts........................................................................ 14
                 ---------
  SECTION 3.5    Consents, Approvals, Etc......................................................... 14
                 ------------------------
  SECTION 3.6    Brokers.......................................................................... 14
                 -------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS..................... 14

  SECTION 4.1    Authority........................................................................ 15
                 ---------
  SECTION 4.2    Organization..................................................................... 15
                 ------------
  SECTION 4.3    Company Capital Stock............................................................ 15
                 ---------------------
  SECTION 4.4    Company Subsidiaries............................................................. 17
                 --------------------
  SECTION 4.5    Conflicts........................................................................ 18
                 ---------
  SECTION 4.6    Consents, Approvals, Etc......................................................... 19
                 ------------------------
  SECTION 4.7    Financial Statements; SEC Reports................................................ 19
                 ---------------------------------

  SECTION 4.8    Undisclosed Liabilities.......................................................... 20
                 -----------------------
  SECTION 4.9    Certain Changes or Events........................................................ 20
                 -------------------------
  SECTION 4.10   Tax Matters...................................................................... 21
                 -----------
  SECTION 4.11   Litigation and Governmental Orders............................................... 23
                 ----------------------------------
  SECTION 4.12   Compliance with Laws............................................................. 23
                 --------------------
  SECTION 4.13   Permits, Licenses, Governmental Authorizations, Etc.............................. 23
                 ---------------------------------------------------
  SECTION 4.14   Tangible Property................................................................ 24
                 -----------------
  SECTION 4.15   Intellectual Property............................................................ 24
                 ---------------------
  SECTION 4.16   Certain Contracts................................................................ 26
                 -----------------
  SECTION 4.17   Employee Benefit Matters......................................................... 27
                 ------------------------
  SECTION 4.18   Labor Matters.................................................................... 29
                 -------------
  SECTION 4.19   Environmental Matters............................................................ 29
                 ---------------------
  SECTION 4.20   Insurance........................................................................ 30
                 ---------
  SECTION 4.21   Transactions with Affiliates..................................................... 30
                 ----------------------------
  SECTION 4.22   Year 2000 Compliance............................................................. 30
                 --------------------
  SECTION 4.23   Distributors and Suppliers....................................................... 30
                 --------------------------
  SECTION 4.24   Product Warranties; Product Recalls.............................................. 31
                 -----------------------------------
  SECTION 4.25   Products Liability............................................................... 31
                 ------------------
  SECTION 4.26   Antitrust........................................................................ 32
                 ---------
  SECTION 4.27   Brokers; Fees and Expenses....................................................... 32
                 --------------------------
  SECTION 4.28   Prior Agreements................................................................. 32
                 ----------------

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER......................................... 33

  SECTION 5.1    Authority........................................................................ 33
                 ---------
  SECTION 5.2    Organization..................................................................... 34
                 ------------
  SECTION 5.3    Conflicts........................................................................ 34
                 ---------
  SECTION 5.4    Consents, Approvals, Etc......................................................... 34
                 ------------------------
  SECTION 5.5    Litigation and Governmental Orders............................................... 34
                 ----------------------------------
  SECTION 5.6    Financing........................................................................ 35
                 ---------
  SECTION 5.7    Investment Intent................................................................ 35
                 -----------------
  SECTION 5.8    Due Diligence Investigation...................................................... 35
                 ---------------------------
  SECTION 5.9    Brokers.......................................................................... 36
                 -------

  SECTION 5.10   Solvency......................................................................... 36
                 --------

ARTICLE VI ADDITIONAL AGREEMENTS.................................................................. 36

  SECTION 6.1    No Solicitation.................................................................. 36
                 ---------------
  SECTION 6.2    Conduct of the Company Prior to Closing.......................................... 37
                 ---------------------------------------
  SECTION 6.3    Conduct of the Purchaser Prior to Closing........................................ 39
                 -----------------------------------------
  SECTION 6.4    Access to Information............................................................ 39
                 ---------------------
  SECTION 6.5    Confidentiality.................................................................. 40
                 ---------------
  SECTION 6.6    Efforts; Consents; Regulatory and Other Authorizations; Financing................ 40
                 -----------------------------------------------------------------
  SECTION 6.7    Further Action................................................................... 41
                 --------------
  SECTION 6.8    Indemnification; Officers' and Directors' Insurance.............................. 41
                 ---------------------------------------------------
  SECTION 6.9    Books and Records................................................................ 43
                 -----------------
  SECTION 6.10   Termination of Certain Agreements; Continuation of Engagement Agreement.......... 43
                 -----------------------------------------------------------------------
  SECTION 6.11   No Solicitation.................................................................. 43
                 ---------------
  SECTION 6.12   Tax Matters...................................................................... 43
                 -----------

ARTICLE VII CONDITIONS TO CLOSING................................................................. 44

  SECTION 7.1    Conditions to Obligations of the Shareholders and the Company.................... 44
                 -------------------------------------------------------------
  SECTION 7.2    Conditions to Obligations of the Purchaser....................................... 45
                 ------------------------------------------

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.................................................... 47

  SECTION 8.1    Termination...................................................................... 47
                 -----------
  SECTION 8.2    Effect of Termination............................................................ 48
                 ---------------------

ARTICLE IX SURVIVAL AND INDEMNIFICATION........................................................... 48

  SECTION 9.1    Survival of Representations, Warranties and Covenants............................ 48
                 -----------------------------------------------------
  SECTION 9.2    Indemnification of the Purchaser................................................. 49
                 --------------------------------
  SECTION 9.3    Intentionally Omitted............................................................ 50
                 ---------------------
  SECTION 9.4    Indemnification of the Shareholders; Defense of Claims........................... 50
                 ------------------------------------------------------
  SECTION 9.5    Claims for Indemnification....................................................... 50
                 ---------------------------
  SECTION 9.6    Defense by Indemnifying Party.................................................... 51
                 -----------------------------
  SECTION 9.7    Pledge of Shareholder Notes; Manner of Indemnification........................... 52
                 ------------------------------------------------------
  SECTION 9.8    Limitations on Indemnification................................................... 54
                 ------------------------------

ARTICLE X GENERAL PROVISIONS...................................................................... 56

  SECTION 10.1   Expenses......................................................................... 56
                 --------
  SECTION 10.2   Costs and Attorneys' Fees........................................................ 57
                 -------------------------
  SECTION 10.3   Notices.......................................................................... 57
                 -------
  SECTION 10.4   Public Announcements............................................................. 58
                 --------------------
  SECTION 10.5   Interpretation................................................................... 58
                 --------------
  SECTION 10.6   Severability..................................................................... 59
                 ------------
  SECTION 10.7   Entire Agreement................................................................. 59
                 ----------------
  SECTION 10.8   Assignment....................................................................... 59
                 ----------
  SECTION 10.9   No Third Party Beneficiaries..................................................... 59
                 ----------------------------
  SECTION 10.10  Waivers and Amendments........................................................... 60
                 ----------------------
  SECTION 10.11  Equitable Remedies............................................................... 60
                 ------------------
  SECTION 10.12  Governing Law; Consent to Jurisdiction........................................... 60
                 --------------------------------------
  SECTION 10.13  WAIVER OF JURY TRIAL............................................................. 61
                 --------------------
  SECTION 10.14  Exclusivity of Representations and Warranties.................................... 61
                 ---------------------------------------------
  SECTION 10.15  Counterparts..................................................................... 61
                 ------------
  EXHIBIT 2.2    Consideration Spreadsheet........................................................
                 -------------------------
  EXHIBIT 2.3    Schedule of Options..............................................................
                 -------------------
  EXHIBIT 2.3A   Junior Subordinated Notes Term Sheet.............................................
                 ------------------------------------
  EXHIBIT 7.1(f) Form of Stockholders Agreement...................................................
                 ------------------------------
  EXHIBIT 7.1(i) Form of Opinion of Gibson Dunn & Crutcher LLP....................................
                 ---------------------------------------------
  EXHIBIT 7.2(f) Employment Agreement Term Sheet..................................................
                 -------------------------------
  EXHIBIT 7.2(g) Form of Opinion of Latham & Watkins..............................................
                 -----------------------------------

                    STOCK PURCHASE AND REDEMPTION AGREEMENT

     THIS STOCK PURCHASE AND REDEMPTION AGREEMENT (as amended from time to time pursuant to the terms hereof, this "Agreement") is made and entered into as of October 14, 1999 by and among Genstar Capital Partners II, L.P. ("Genstar"), a Delaware limited partnership, StarGen II LLC, a Delaware limited liability company ("Stargen"), and Robert J. Muller, Jr. (together with Genstar and Stargen, the "Shareholders"), Panolam Acquisition Company, L.L.C., a Delaware limited liability company (the "Purchaser"), and Panolam Industries Holdings, Inc., a Delaware corporation (the "Company").

                             W I T N E S S E T H:

     WHEREAS, the Shareholders collectively own all of the issued and outstanding shares of Class A Common Stock, par value $0.01 per share, of the Company, comprising all of the issued and outstanding shares of capital stock of the Company.

     WHEREAS, the Purchaser desires to purchase shares from the Shareholders and to purchase newly issued shares from the Company, so that the aggregate number of shares of capital stock of the Company held by the Purchaser, after the Redemption (as defined herein), will represent approximately 93.1% of the issued and outstanding shares of capital stock of the Company, upon the terms and subject to the conditions set forth herein (such transactions sometimes being referred to herein as the "Share Purchases").

     WHEREAS, the Company desires to consummate the Share Purchases and to redeem (the "Redemption") simultaneously with the Share Purchases such number of issued and outstanding shares of capital stock of the Company owned or held of record, or to be owned or held of record, by each of the Shareholders, respectively, as are set forth on Exhibit 2.3 hereto under the caption "Number of Shares Redeemed for Note" (the "Redeemed Shares").

     WHEREAS, the Shareholders desire to have the Company effect the Redemption.

     WHEREAS, the issued and outstanding shares of capital stock of the Company as are set forth on Exhibit 2.3 hereto under the caption "Roll-Over Equity" shall not be redeemed in the Redemption, but shall remain outstanding after the Share Purchases and the Redemption (the "Retained Shares").

     WHEREAS, it is intended that the Share Purchases be accounted for as a recapitalization for financial reporting purposes.

     WHEREAS, upon the terms and subject to the conditions set forth herein, in connection with the Share Purchases, the Company, the Shareholders and the Purchaser desire to cancel, or cause to be canceled, all outstanding options, warrants and other rights to purchase or otherwise acquire shares of capital stock of the Company, whether vested or unvested, in exchange for the consideration set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and agreements hereinafter set forth, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1    Certain Definitions. As used in this Agreement, the
                    -------------------
following terms shall have the following respective meanings:

     "Acquisition Date" means, with respect to the Company and each Company Subsidiary (other than Pioneer Plastics Corporation), the respective date on which the Shareholders acquired control of the Company or such Company Subsidiary, or in the case of Pioneer Plastics Corporation, July 17, 1998.

     "Action" means any claim, action, suit or proceeding, arbitral action, governmental inquiry, criminal prosecution or other investigation.

     "Affiliate" means, when used with respect to a specified Person, another Person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

     "Business" means the business and operations of the Company and the Company Subsidiaries, as conducted as of the date hereof by the Company and the Company Subsidiaries and, with respect to a Predecessor, the business and operations as conducted by such Predecessor.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in the State of New York.

     "Carlyle Affiliate" means the (i) Purchaser, (ii) any Person that controls, is controlled by or is under common control with the Purchaser, including any of the Purchaser's members or any other corporation, limited liability company, limited partnership or other entity directly or indirectly controlled by TC Group, L.L.C. or CEP General Partner L.P. or any partner or any member of a Carlyle Affiliate or (iii) any entity that is controlled by one or more of the persons who control TC Group, L.L.C.

     "Company Capital Stock" means the authorized capital stock of the Company.

     "Company Class A Common Stock" means the authorized Class A Common Stock, par value $0.01 per share, of the Company.

     "Company Common Stock" means the authorized Common Stock, par value $0.01 per share, of the Company.

     "Company Employee" means each employee of the Company or any Company Subsidiary.

     "Company Option Plan" means the Panolam Industries Holdings, Inc. 1996 Equity Incentive Plan.

     "Company Options" means all outstanding options, warrants and other rights to purchase or otherwise acquire shares of Company Common Stock, whether vested or unvested.

     "Confidentiality Agreement" means the letter agreement, dated as of June 16, 1999, between The Carlyle Group and Warburg Dillon Read LLC, on behalf of the Company and the Company Subsidiaries.

     "Contract" means any currently enforceable contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage, license, franchise agreement, binding commitment or other arrangement, whether written or oral.

     "DGCL" means the General Corporation Law of the State of Delaware.

     "Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, restriction on transfer (such as a right of first refusal or other similar rights), defect of title, or other encumbrance of any kind or character.

     "Engagement Agreement" means that certain letter agreement, dated January 24, 1999 between Panolam Industries International and Genstar Capital LLC relating to a negotiation fee payable in connection with the acquisition by the Company of Pioneer Plastics Corporation from Rugby.

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, causes of action, demands, demand letters, claims, liens, notices of non-compliance or violations, investigations, proceedings, consent orders or consent or settlement agreements relating in any way to any Environmental Law or any License required under any Environmental Law to the extent arising out of any action, inaction, event, condition, liability or obligation of the Company or any Predecessor or any Company Subsidiary occurring or existing prior to the Closing, whether or not disclosed on the Company Disclosure Schedule or otherwise known by the Purchaser or the Company or any Company Subsidiary.

     "Environmental Law" means any Law pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including the following laws as in effect on the Closing
Date: (i) Clean Air Act (42 U.S.C. (S)7401, et seq.); (ii) Clean Water Act (33 U.S.C. (S)1251, et seq.); (iii) Resource Conservation and Recovery Act (42 U.S.C. (S)6901, et seq.); (iv) Comprehensive Environmental Resource Compensation and Liability Act (42 U.S.C.

(S)9601, et seq.); (v) Safe Drinking Water Act (42 U.S.C. (S)300f, et seq.);
(vi) Toxic Substances Control Act (15 U.S.C. (S)2601, et seq.); (vii) Rivers and Harbors Act (33 U.S.C. (S)401, et seq.); (viii) Endangered Species Act (16 U.S.C. (S)1531, et seq.); and (ix) Occupational Safety and Health Act (29 U.S.C.
(S)651, et seq.); and (ix) any other Laws relating to Hazardous Materials or Hazardous Materials Activities.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

     "GAAP" means generally accepted accounting principles in the United States.

     "Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial body, whether federal, state, county, local or foreign.

     "Governmental Order" means any statute, rule, regulation, order, judgment, injunction, decree, stipulation or determination issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction.

     "Hazardous Material" means any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including asbestos, petroleum, radon gas, and radioactive matter.

     "Hazardous Materials Activity" means the handling, transportation, transfer, recycling, storage, use, treatment, manufacture, disposal, generation, recycling, investigation, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product containing a Hazardous Material.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

     "IRS" means the United States Internal Revenue Service, and any successor agency thereto.

     "Knowledge of the Company" or "known to the Company" and any other phrases of similar import means, with respect to any matter in question relating to the Company, if any of Robert J. Muller, Jr., the President and Chief Executive Officer of the Company, Sara M. Foster, the Company's Director of Finance, Jean-Pierre Conte, Richard D. Paterson or Richard F. Hoskins, directors of the Company, has actual knowledge of such matter after reasonable inquiry.

     "Law" means any federal, state, county, local or foreign statute, law, ordinance, regulation, rule, code, order or rule of common law.

     "Liability" means any and all debts, liabilities and obligations of any kind or nature, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.

     "License" means any license, permit and other governmental authorization required for the operation of the Business as conducted by the Company and the Company Subsidiaries.

     "Loss" means any Liability, loss, damage, claim, cost or expense, including attorneys' fees and expenses, and disbursement and settlement costs.

     "Management Services Agreement" shall mean the Amended and Restated Management Advisory and Consulting Agreement amended and restated as of January 24, 1999 among the Company, Panolam Industries, Ltd. and Genstar Capital LLC.

     "Material Adverse Effect" or "Material Adverse Change" means any effect or change that, individually or in the aggregate, is materially adverse to the operations, business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, except for any such effects or changes resulting directly or indirectly from (i) the announcement or performance of the transactions contemplated by this Agreement, (ii) regulatory changes, (iii) changes in the industries in which the Company and the Company Subsidiaries operate and not specifically related to the Company, Company Subsidiaries or the Purchaser, or (iv) changes in general economic conditions or the securities markets generally.

     "Notes" means the $135,000,000 principal amount 11-1/2% Senior Subordinated Notes due 2009 issued by Panolam Industries on February 18, 1999.

     "Panolam Industries" means Panolam Industries International, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of the Company.

     "Permitted Encumbrances" means (i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings for which adequate reserves are being maintained on the Current Balance Sheet in accordance with GAAP, (ii) all cashiers', landlords', workmen's and repairmen's, warehousemen's and carriers' liens and other similar liens imposed by law, incurred in the ordinary course of business, (iii) all Laws and Governmental Orders, (iv) all leases, subleases, licenses, concessions or service contracts to which any Person or any of its Subsidiaries is a party, (v) Encumbrances identified on title policies or preliminary title reports or other documents or writings included in the public records, (vi) Encumbrances securing the Senior Debt and
(vii) all other liens and mortgages, covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which, in the case of any such Encumbrances pursuant to the foregoing clauses (i) through (vi), do not materially detract, individually or in the aggregate, from the value of, materially interfere with, or otherwise affect the present use and enjoyment of the asset or property subject thereto or affected thereby.

     "Person" means any individual, general or limited partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, any successor statutes thereto, and the rules and regulations promulgated thereunder.

     "Pioneer Agreement" means the Stock Purchase Agreement and related agreements dated as of July 17, 1998 by and between P-II Third, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of the Company, and Rugby.

     "Predecessor" means a predecessor in interest to the Business.

     "Proprietary Rights" means (i) United States and foreign patents, patent applications, patent disclosures and improvements thereto, including any continuations, continuations in part, renewals and applications for any of the foregoing ("Patents"), (ii) United States and foreign trademarks, service marks, trade dress, logos, trade names, corporate names, designs and general intangibles of like nature, together with all the goodwill associated therewith, and the registrations and applications for registration thereof ("Trademarks"),
(iii) United States and foreign copyrights, and the registrations and applications for registration thereof ("Copyrights"), (iv) computer software,
(v) computer databases, (vi) works of authorship, (vii) mask works, (viii) technology, and (ix) trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information (collectively, "Trade Secrets").

     "Rugby" means Rugby U.S.A., Inc., a Georgia corporation.

     "SEC" means the United States Securities and Exchange Commission, and any successor agency thereto.

     "Securities Act" means the Securities Act of 1933, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

     "Senior Debt" means all indebtedness outstanding under (i) that certain $75,000,000 Credit Agreement, dated as of February 18, 1999, entered into among Panolam Industries International, Inc., a Delaware corporation, as the Borrower, the financial institutions and other entities listed on the signature pages thereto, as Initial Lenders, DLJ Capital Funding, Inc., for itself as an Initial Lender and as Syndication Agent, Credit Suisse First Boston, for itself as an Initial Lender and as Administrative Agent, and Royal Bank of Canada, for itself as an Initial Lender and as Documentation Agent, as amended, and (ii) the US$15,000,000 Senior Secured Revolving Credit Facility and US$50,000,000 Senior Secured Term Credit Facilities provided under that certain US$65,000,000 Credit Agreement, dated as of February 18, 1999, among Panolam Industries Ltd., an Ontario corporation, as the Borrower, the other Loan Parties signatory thereto, the financial institutions and other entities listed on the signature pages thereof, as Initial Lenders, Credit Suisse First Boston Canada, for itself as an Initial Lender and as Administrative Agent, and Royal Bank of Canada, for itself as an Initial Lender and as Documentation Agent, as amended.

     "Subsidiary" means, with respect to a Person, any other Person in which such Person has a direct or indirect equity or other ownership interest in excess of fifty percent (50%).

     "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, sales, use, employment, franchise, profits, property, capital stock, premium, minimum and alternative minimum or other taxes, fees stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by the IRS or any other Governmental Authority with respect thereto.

     "Tax Return" means a report, return, declaration, claim for refund, or other information, return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with, or supplied to, the IRS or any other Governmental Authority with respect to any Tax.

     SECTION 1.2  Certain Additional Definitions. As used in this Agreement, the
                  ------------------------------
following terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term below:



                  Term                                       Section

                  Aggregate Share Purchase Price             2.1(b)
                  Aggregate Option Purchase Price            2.2(b)
                  Agreement                                  Preamble
                  Antitrust Matter                           4.26
                  Antitrust Losses                           9.8(c)
                  Audited Company Financial Statements       4.7(a)
                  Balance Sheet Date                         4.7(a)
                  Bank Facility                              2.4
                  Closing                                    2.5(a)
                  Closing Date                               2.5(a)
                  Company                                    Preamble
                  Company Benefit Plan(s)                    4.17(a)
                  Company Bylaws                             4.2
                  Company Certificate of Incorporation       4.2
                  Company Disclosure Schedule                Article IV Preamble
                  Company Financial Statements               4.7(a)
                  Company Indemnified Parties                6.8(a)
                  Company Subsidiary(ies)                    4.4(a)
                  Company Subsidiary Shares                  4.4(a)
                  Counter Indemnification Notice             9.7(c)
                  Current Balance Sheet                      4.7(a)
                  Domtar Industries                          6.10
                  Domtar Stockholders' Agreement             6.10

                  Term                                     Section

                  DOJ                                      4.26
                  Environmental Losses                     9.8(b)
                  Equity Funds                             5.6
                  Financing Commitment                     5.6
                  Form S-4                                 4.7(b)
                  Indemnification Notice                   9.7(c)
                  Leased Real Property                     4.14(a)
                  Leases                                   4.14(c)
                  Listed Contract(s)                       4.16(a)
                  New Share Certificate                    2.5(b)
                  New Share Purchase Price                 2.1(b)
                  Newly Issued Shares                      2.1(c)
                  Occurrence                               4.25
                  Option Agreement                         6.10
                  Optionholder(s)                          2.2(a)
                  Option Purchase Price                    2.2(b)
                  Owned Real Property                      4.14(a)
                  Purchaser                                Preamble
                  Purchased Shares                         2.1(a)
                  Purchaser Disclosure Schedule            Article V Preamble
                  Redeemed Shares                          Recitals
                  Redeemed Share Certificate(s)            2.5(d)
                  Redemption                               Recitals
                  Redemption Price                         2.3(b)
                  Repayment                                2.4
                  Response Activities                      9.8(c)
                  Retained Shares                          Recitals
                  Retrofits                                4.25
                  Shareholders                             Preamble
                  Shareholder Notes                        2.3(b)
                  Shareholders Disclosure Schedule         Article III Preamble
                  Share Certificate(s)                     2.5(d)
                  Share Purchases                          Recitals
                  Stock Option Agreement                   6.10
                  Stockholders Agreement                   7.1(f)
                  Tax Matters                              9.2
                  Unaudited Company Financial Statements   4.7(a)

                                  ARTICLE II

                  PURCHASE AND SALE OF COMPANY CAPITAL STOCK

                       AND REDEMPTION OF REDEEMED SHARES

     SECTION 2.1  Purchase and Sale of Company Common Stock.
                  -----------------------------------------
          (a) Upon the terms and subject to the conditions set forth herein, at the Closing, the Purchaser shall purchase from the Shareholders, and the Shareholders shall sell to the Purchaser, an aggregate of 105,894.4 shares of Company Class A Common Stock (collectively, the "Purchased Shares"), free and clear of all Encumbrances.

          (b) As consideration for the purchase and sale of the Purchased Shares pursuant to Section 2.1(a) hereof, at the Closing, the Purchaser shall deliver and pay to the Shareholders (in the amounts set forth on Exhibit 2.3) an aggregate in cash of an amount equal to (i) One Hundred Forty-Eight Million Dollars ($148,000,000) less (ii) Eleven Million Six Hundred Thirteen Thousand Nine Hundred Seventy-Four Dollars ($11,613,974) (the "New Share Purchase Price" and such net amount being referred to herein as the "Aggregate Share Purchase Price").

          (c) Upon the terms and subject to the conditions set forth herein, at the Closing, the Purchaser will purchase from the Company, and the Company will sell to the Purchaser, as aggregate of 9.017.5shares of Company Class A Common Stock (collective the "Newly Issued Shares"), free and clear of all Encumbrances. The purchase price for the Newly Issued Shares purchased by the Company shall be an amount equal to the amount equal to the New Share Purchase Price of $11,613,974.

     SECTION 2.2  Cancellation of Company Options.
                  -------------------------------
          (a) Upon the terms and subject to the conditions set forth herein, the Board of Directors of the Company shall adopt resolutions to the effect that each outstanding Company Option shall become exercisable in full immediately prior to the Closing and, effective upon the Closing, shall be cancelled, retired and extinguished and upon the cancellation thereof, each holder of a Company Option (each, an "Optionholder" and, collectively, the "Optionholders") shall cease to have any rights with respect thereto, except the right to receive the Option Purchase Price payable with respect thereto pursuant to Section 2.2(b) hereof.

          (b) As consideration for the cancellation of all Company Options pursuant to Section 2.2(a) hereof, at the Closing, the Company shall distribute to each Optionholder an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock issuable upon the exercise in full of each Company Option held by such Optionholder, by
(y) the excess of (A) the $1,287.94, over (B) the exercise price per share of each such Company Option. The amount of cash payable in respect of each Company Option by the Company to the Optionholder thereof pursuant to this Section 2.2(b) shall be referred to herein as the "Option Purchase Price." The aggregate amount of cash payable by the Company to all of the Optionholders pursuant to this Section 2.2(b) shall be $8,613,974 (the "Aggregate Option Purchase Price").

          (c) The name of each Optionholder, the aggregate number of shares of Company Common Stock issuable upon the exercise in full of each Company Option held by such Optionholder, the per share exercise price of each such Company Option, and the consideration payable by the Company in exchange for the cancellation thereof pursuant to the terms and conditions of this Section 2.2 are set forth on Exhibit 2.2 hereto.

     SECTION 2.3  Redemption of Redeemed Shares.
                  -----------------------------
          (a) Upon the terms and subject to the conditions set forth herein, at the Closing, each Shareholder shall sell to the Company, and the Company shall purchase and redeem from Genstar and Stargen, the number of Redeemed Shares set forth opposite such Shareholder's name on Exhibit 2.3 hereto under the caption "Number of Shares Redeemed for Note." The Redeemed Shares are an aggregate of 14,752.2 shares of Company Class A Common Stock.

          (b) As consideration for the sale and redemption of the Redeemed Shares pursuant to Section 2.3(a) hereof, at the Closing, the Company shall deliver and pay to the Shareholders junior subordinated notes of the Company (each, a "Shareholder Note" and, collectively, the "Shareholder Notes," and, together with the Cash Redemption Consideration, the "Redemption Price"), with the terms set forth in Exhibit 2.3A hereto, having an aggregate principal amount of Nineteen Million Dollars ($19,000,000). The Redeemed Shares delivered to the Company at the Closing shall thereafter be canceled and held as treasury shares or retired and no longer be outstanding.

          (c) Exhibit 2.3 hereto sets forth the name of each Shareholder, the number of Purchased Shares and the number of Redeemed Shares held of record by each such Shareholder as of the date hereof, the amount of the Aggregate Share Purchase Price payable by the Purchaser to each of the Shareholders in exchange for the Purchased Shares pursuant to Section 2.1(b) hereof, the aggregate principal amount of each Shareholder Note issuable as consideration for the Redeemed Shares pursuant to Section 2.3(b) hereof, and the number of Retained Shares held of record by each such Shareholder.

     SECTION 2.4  Negotiation of New Credit Facility. Prior to the Closing, the
                  ----------------------------------
Purchaser shall use commercially reasonable efforts to negotiate the terms of a senior credit facility to be entered into by the Company or a Company Subsidiary (the "Bank Facility") that will replace all outstanding Senior Debt. The closing of the Bank Facility and the repayment of the Senior Debt (the "Repayment") shall occur concurrently with the Share Purchases and the Redemption.

     SECTION 2.5  The Closing; Closing Deliveries.
                  -------------------------------
          (a) The consummation of the Share Purchases, the Redemption and the other transactions contemplated hereby shall take place at a closing (the "Closing") to be held at 10:00 a.m., Washington time, on a date to be designated by the Shareholders, the Purchaser and the Company, which date shall be no later than the second (2nd) Business Day after satisfaction or, if permissible pursuant to the terms hereof, waiver of the conditions set forth in Article VII hereof

(the "Closing Date"), at the offices of Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004, unless another time, date or place is mutually agreed upon in writing by the Shareholders, the Purchaser and the Company.

          (b) At the Closing, the Company shall deliver, or cause to be delivered, the following:

                 (i) to each of Genstar and Stargen, a Shareholder Note issuable to each such Shareholder pursuant to Section 2.3 hereof and in the principal amount set forth on Exhibit 2.3 hereto;

                 (ii) to the Purchaser, a certificate representing the Newly Issued Shares (the "New Share Certificate"); and

                 (iii) all other certificates, instruments and other documents required to be delivered by the Company on or before the Closing pursuant to this Agreement, including the certificates, instruments and other documents referred to in Section 7.2 hereof, or as may reasonably be requested by the Purchaser in order to consummate the transactions contemplated hereby.

          (c) At the Closing, the Purchaser shall deliver, or cause to be delivered, the following:

                 (i) to each Shareholder, that portion of the Aggregate Share Purchase Price payable to each such Shareholder pursuant to Section 2.1(b) hereof and in the amount set forth on Exhibit 2.3 hereto, payable by certified or cashier's check, or by wire transfer of immediately available funds to an account designated by each such Shareholder in writing at least one (1) day prior to the Closing Date;

                 (ii)   to the Company, the New Share Purchase Price; and

                 (iii) all other certificates, instruments and other documents required to be delivered by the Purchaser on or before the Closing pursuant to this Agreement, including the certificates, instruments and other documents referred to in Section 7.1 hereof, or as may reasonably be requested by the Company or the Shareholders in order to consummate the transactions contemplated hereby.

          (d) At the Closing, the Shareholders shall deliver, or cause to be delivered, the following:

                 (i) to the Purchaser, certificates representing the Shares (each a "Share Certificate" and collectively the "Share Certificates"), duly endorsed or accompanied by stock powers duly endorsed in blank with any required transfer stamp affixed thereto;

                 (ii) to the Company, certificates representing the Redeemed Shares (each a "Redeemed Share Certificate" and collectively the "Redeemed Share Certificates"), duly endorsed or accompanied by stock powers duly endorsed in blank with any required transfer stamp affixed thereto;

                 (iii) to the Purchaser, the Shareholder Note to which such Shareholder is entitled under Section 2.3 hereof and Exhibit 2.3 hereto, as security for such Shareholder's indemnification obligations under this Agreement; and

                 (iv) all other certificates, instruments and other documents required to be delivered by the Shareholders on or before the Closing pursuant to this Agreement, including the certificates, instruments and other documents referred to in Section 7.2 hereof, or as may reasonably be requested by the Purchaser in order to consummate the transactions contemplated hereby.

          (e) At the Closing, the Company shall (i) distribute to each Optionholder the cash amount set forth opposite the name of each such Optionholder on Exhibit 2.2 hereto, less an amount equal to any applicable withholding Taxes required to be withheld upon the cancellation of each Company Option held by each such Optionholder, and (ii) disburse all amounts so withheld pursuant to clause (i) of this Section 2.5(e) to the applicable federal and state taxing authorities. No interest will accrue or be paid on any amounts payable upon cancellation of a Company Option pursuant to this Article II.

     SECTION 2.6   No Further Ownership Rights in Redeemed Shares or Company
                   ---------------------------------------------------------
Options.  The Shareholder Notes paid as consideration for the redemption and
-------
surrender of Redeemed Share Certificates representing Redeemed Shares pursuant to this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Redeemed Shares represented by such Redeemed Share Certificates. All cash amounts paid as consideration for the cancellation of Company Options pursuant to this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Options.

     SECTION 2.7   Lost Share Certificates. In the event that any certificate
                   -----------------------
representing Shares or Redeemed Shares shall have been lost, stolen or destroyed, upon (i) the making of an affidavit of that fact by the Shareholder claiming such certificate to be lost, stolen or destroyed, and (ii) the execution and delivery to the Company of an indemnity agreement in customary form and substance, the Company shall issue to such Shareholder, in exchange for such lost, stolen or destroyed certificate, a new share certificate.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDERS

     Subject to the exceptions and qualifications set forth in the Form S-4 and in the disclosure schedule of even date herewith collectively delivered by the Shareholders to the Purchaser on or prior to the date hereof (the "Shareholders Disclosure Schedule"), each of the Shareholders hereby severally, but not jointly, represents and warrants to the Purchaser and to the Company as follows:

     SECTION 3.1  Authority. Such Shareholder has all requisite power and
                  ---------
authority (and, if an individual, legal capacity) to enter into this Agreement, to perform such Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. To the extent that such Shareholder is an entity, the execution and delivery of this Agreement by such Shareholder, the performance by such Shareholder of its obligations hereunder, and the consummation by such Shareholder of the transactions contemplated hereby, have been duly authorized by the Board of Directors or other managing body of such Shareholder and no other corporate or other action, as the case may be, on the part of such Shareholder is necessary to authorize the execution and delivery of this Agreement by such Shareholder, the performance by such Shareholder of its obligations hereunder or the consummation by such Shareholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legally valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by principles of public policy, and subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights and relief of debtors generally, and (ii) the effect of rules of law and general principles of equity, including rules of law and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 3.2  Organization. If such Shareholder is an entity, such
                  ------------
Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, as applicable.

     SECTION 3.3  Ownership of Shares. Such Shareholder is the sole record owner
                  -------------------
of the Redeemed Shares and the shares of Company Common Stock set forth opposite such Shareholder's name on Exhibit 2.3 hereto, free and clear of any Encumbrances other than restrictions on the transfer of such shares imposed under federal and state securities or "blue sky" Laws, and such shares are the only shares of Company Capital Stock owned of record or beneficially by such Shareholder. Such Shareholder has no other options, warrants or other rights to purchase or otherwise acquire any shares of Company Capital Stock, except options granted to such Shareholder under the Company Option Plan, all of which are set forth opposite such Shareholder's name on Exhibit 2.3 hereto. Such Shareholder is not a party to any Contract or subject to any Action pursuant to which such Shareholder is or may be required to sell, deliver or transfer any of the shares owned by such Shareholder to any other Person, or otherwise dispose of such shares. Such Shareholder has the sole and unrestricted right and authority (in the case of Genstar and Stargen, acting through their general partners or managing members, respectively) to vote the shares of Company Stock owned by such Shareholder and to transfer the Shares owned of record by such Shareholder to the Purchaser and the Company, as the case may be. The delivery of the Redeemed Share Certificates held by such Shareholder at the Closing pursuant to Section 2.5(d) hereof will transfer to the Company good and valid title to the Redeemed Shares held by such Shareholder at the Closing, free and clear of all Encumbrances. The delivery of the Share Certificates held by such Shareholder at the Closing pursuant to

Section 2.5(d) hereof will transfer to the Purchaser good and valid title to the Shares held by such Shareholder at the Closing, free and clear of all Encumbrances.

     SECTION 3.4  Conflicts.  Assuming all consents, approvals, authorizations,
                  ---------
filings and notifications and other actions set forth in Section 3.5 hereof have been obtained or made, and except as set forth in Section 3.4 of the Shareholders Disclosure Schedule or as may result from any facts and circumstances relating solely to the Company, the execution and delivery of this Agreement by such Shareholder, the performance by such Shareholder of such Shareholder's obligations hereunder, and the consummation by such Shareholder of the transactions contemplated hereby, does not and will not (i) conflict with or result in a violation of the organizational documents of such Shareholder, if such Shareholder is an entity, or (ii) conflict with or result in a violation of any Law or Governmental Order applicable to such Shareholder or the assets or properties of such Shareholder, except, in the case of clause (ii) of this
Section 3.4, as would not, individually or the aggregate, have a material adverse effect on the ability of such Shareholder to perform such Shareholder's obligations under this Agreement or consummate the transactions contemplated hereby.

     SECTION 3.5  Consents, Approvals, Etc.  No consent, waiver, approval,
                  -------------------------
authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority or third party is required to be made or obtained by such Shareholder in connection with the execution and delivery of this Agreement by such Shareholder, the performance by such Shareholder of such Shareholder's obligations hereunder, or the consummation by such Shareholder of the transactions contemplated hereby, except
(i) as set forth in Section 3.5 of the Shareholders Disclosure Schedule, (ii) applicable requirements, if any, under applicable federal or state securities or "blue sky" Laws and the HSR Act, (iii) as may be necessary as a result of any facts or circumstances relating solely to the Company, and (iv) where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, when taken together with all other such failures by such Shareholder, have a material adverse effect on the ability of such Shareholder to perform such Shareholder's obligations under this Agreement or consummate the transactions contemplated hereby.

     SECTION 3.6  Brokers.  No broker, finder or investment banker has been
                  -------
retained by such Shareholder in connection with the transactions contemplated by this Agreement, nor is any broker, finder or investment banker entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any agreements or other arrangements made by or on behalf of such Shareholder.

                                  ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                               THE SHAREHOLDERS

     Subject to the exceptions and qualifications set forth in the disclosure schedule of even date herewith delivered by the Company and the Shareholders to the Purchaser on or prior to the date hereof, which disclosure schedule shall be deemed to include and incorporate therein the

Form S-4 (the "Company Disclosure Schedule"), the Company and each of the Shareholders hereby jointly and severally represent and warrant to the Purchaser as follows:

     SECTION 4.1  Authority.  The Company has all requisite corporate power and
                  ---------
authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the Board of Directors of the Company, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by principles of public policy, and subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights and relief of debtors generally, and (ii) the effect of rules of law and general principles of equity, including rules of law and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 4.2  Organization.  The Company is duly organized, validly existing
                  ------------
and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it, and to carry on its business as currently conducted by the Company. The Company is duly qualified to do business and is in good standing, under the Laws of each jurisdiction in which the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary, except in those jurisdictions where the failure to be so qualified or in good standing, when taken together with all other failures by the Company and any Company Subsidiaries to be so qualified or in good standing, would not have a Material Adverse Effect. True and complete copies of the Certificate of Incorporation (the "Company Certificate of Incorporation") and Bylaws (the "Company Bylaws") of the Company, each as amended and in effect as of the date of this Agreement, have been made available to the Purchaser and its agents and representatives.

     SECTION 4.3  Company Capital Stock.
                  ---------------------

          (a) The Company Capital Stock consists of 300,000 shares of Company Common Stock, of which 150,000 shares have been designated Class A Common Stock, par value $0.01 per share, and 150,000 shares have been designated Class B Common Stock, par value $0.01 per share. As of the date hereof, 129,187.2 shares of Class A Common Stock have been issued and are outstanding, and no shares of Class B Common Stock have been issued or are outstanding. All such issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights created by statute, the Company Certificate of Incorporation, the Company Bylaws or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with applicable federal and state securities or "blue sky" Laws. Exhibit 2.3 hereto sets forth, as of the date hereof, the name, address and taxpayer identification number of each holder of shares of Company Common Stock, and the number and type of shares of Company Common Stock held of record by each such stockholder, and no other Person owns of record any outstanding shares of capital stock of the Company. There are no accrued or unpaid dividends with respect to any issued and outstanding shares of Company Common Stock. Other than the shares of Company Common Stock issued and outstanding as of the date hereof and held of record by the Persons set forth in Exhibit 2.3 hereto, there are no other issued or outstanding shares of Company Capital Stock.

          (b) The Shares have been duly and validly authorized and are validly issued, fully paid and non-assessable. The Newly Issued Shares have been duly and validly authorized for issuance and when issued at the Closing pursuant to this Agreement will be validly issued, fully paid and non-assessable.

          (c) As of the date hereof, there are no outstanding subscriptions, options, warrants, calls, rights of conversion or other rights, agreements, arrangements or commitments of any kind or character, whether written or oral, relating to the Company Capital Stock to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of Company Capital Stock, other than outstanding Company Options granted under the Company Option Plan representing the right to purchase an aggregate of 9,123.2 shares of Company Common Stock.
Exhibit 2.2 hereto sets forth, as of the date hereof, the name, address and taxpayer identification number of each Optionholder, each Company Option held by each such Optionholder, the aggregate number of shares of Company Common Stock issuable upon the exercise in full of each such Company Option, and the per share and aggregate exercise price of each such Company Option.

          (d) Except as set forth in Section 4.3(d) of the Company Disclosure Schedule, as of the date hereof, there are (i) no rights, agreements, arrangements or commitments of any kind or character, whether written or oral, relating to the Company Capital Stock to which the Company is a party, or by which it is bound, obligating the Company to repurchase, redeem or otherwise acquire any issued and outstanding shares of Company Capital Stock, (ii) no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company, and (iii) no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect to which the Company is a party, or by which it is bound, with respect to the governance of the Company or the voting or transfer of any shares of Company Capital Stock.

          (e) The delivery at the Closing of the Share Certificates and the New Share Certificate representing the Shares and the Newly Issued Shares, respectively, pursuant to Section 2.5(b) hereof will transfer to the Purchaser good and valid title to the Shares and the

Newly Issued Shares, respectively, free and clear of all Encumbrances, and the Shares, the Newly Issued Shares and the Retained Shares, at the time of the Closing, immediately following the Redemption, will represent all of the issued and outstanding capital stock of the Company.

     SECTION 4.4  Company Subsidiaries.
                  --------------------

          (a) Section 4.4(a) of the Company Disclosure Schedule sets forth (i) the legal name and jurisdiction of organization of each Subsidiary of the Company (each, a "Company Subsidiary" and, collectively, the "Company Subsidiaries"), (ii) the authorized capital stock of each Company Subsidiary,
(iii) the number and designation of all issued and outstanding shares of capital stock of each Company Subsidiary (collectively, the "Company Subsidiary Shares"), and (iv) the current ownership of all outstanding Company Subsidiary Shares by the Company, other Company Subsidiaries and any third party owners thereof. Other than the Company Subsidiaries set forth in Section 4.4(a) of the Company Disclosure Schedule, there are no other Persons in which the Company or any Company Subsidiary owns, of record or beneficially, any direct or indirect equity interest or any right (contingent or otherwise) to acquire such an equity interest. Except as set forth in Section 4.4(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a member of any partnership or limited liability company, nor is the Company or any Company Subsidiary a participant in any joint venture or similar arrangement constituting a legal entity.

          (b) Except as set forth in Section 4.4(b) of the Company Disclosure Schedule, each of the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, and has the requisite corporate power and authority to own, operate or lease the respective properties and assets now owned, operated or leased by it, and to carry on its respective business as currently conducted by each such Company Subsidiary. Each of the Company Subsidiaries is duly qualified to do business as a foreign corporation, and is in good standing, under the Laws of each jurisdiction in which the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary, except in those jurisdictions where the failure to be so qualified or in good standing, when taken together with all other failures by the Company and other Company Subsidiaries to be so qualified or in good standing, would not have a Material Adverse Effect. True and complete copies of the charter documents of each Company Subsidiary, each as amended and in effect as of the date of this Agreement, have been made available to the Purchaser and its agents and representatives.

          (c) All of the issued and outstanding Company Subsidiary Shares have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights created by statute, the respective charter documents of the Company Subsidiary issuing such Company Subsidiary Shares, or any agreement to which each such Company Subsidiary is a party or by which it is bound, and have been issued in compliance with applicable federal and state securities or "blue sky" Laws. Except as set forth in Section 4.4(c) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding options, warrants, calls, rights of conversion or other rights, agreements, arrangements or commitments of any kind or character, whether written or oral, relating to the capital stock of any Company Subsidiary to which the Company or any Company Subsidiary is a party, or by which any of them are bound, obligating any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of any Company Subsidiary. As of the date hereof, except as set forth in Section 4.4(c) of the Company Disclosure Schedule, there are (i) no rights, agreements, arrangements or commitments of any kind or character, whether written or oral, relating to the capital stock of any Company Subsidiary to which the Company or any Company Subsidiary is a party, or by which any of them is bound, obligating the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any issued and outstanding Company Subsidiary Shares, (ii) no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any Company Subsidiary, and (iii) no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect to which the Company or any Company Subsidiary is a party, or by which any of them is bound, with respect to the governance of any Company Subsidiary or the voting or transfer of any Company Subsidiary Shares.

     SECTION 4.5  Conflicts.  Assuming all consents, approvals, authorizations,
                  ---------
filings and notifications and other actions set forth in Section 4.6 hereof have been obtained or made, and except as set forth in Section 4.5 of the Company Disclosure Schedule or as may result from any facts or circumstances relating solely to the Shareholders, the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby, does not and will not (i) conflict with or result in a violation of the Company Certificate of Incorporation or Company Bylaws, or the organizational documents or bylaws of any Company Subsidiary, (ii) conflict with or result in a violation of any Law or Governmental Order applicable to the Company or any Company Subsidiary, or their respective assets or properties, or (iii) result in a breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give rise to any rights of termination, amendment, modification, acceleration or cancellation of or loss of any benefit under, or result in the creation of any Encumbrance on any of the assets or properties of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, concession, franchise or other instrument to which the Company or any Company Subsidiary is a party, or by which any of the assets or properties of the Company or any Company Subsidiary is bound or affected, except, in the case of clause (ii) and (iii) of this Section 4.5, as would not, individually or in the aggregate, have a Material Adverse Effect or, individually or in the aggregate, would not have a material adverse effect on the ability of the Company to perform its obligations under the Agreement or consummate the transactions contemplated hereby. Except as set forth in Section
4.5 of the Company Disclosure Schedule, the Company will not become obligated to make any severance, "excess parachute payment" (within the meaning of Section 280G of the Internal Revenue Code) or other similar type of payment or any gross-up payment in connection therewith (including under the employment agreement referred to in Section 6.6(f)) to any employee of the Company solely as a result of the execution and delivery of this Agreement by the parties hereto, their performance of their obligations hereunder or the consummation of the transactions contemplated hereby. As of the date hereof Panolam Industries is not, and immediately prior to the Closing it will not be, in material breach or violation of the Indenture dated as of February 18, 1999 between Panolam

Industries and State Street Bank and Trust Company, and there is, and immediately prior to the Closing there will not be, any material default or event which with notice or the passage of time would become a material default. Neither the Company nor any Company Subsidiary will be obligated to pay any prepayment, termination or other fee to the lenders of the Senior Debt upon the repayment of the outstanding Senior Debt and the termination of the related bank facilities as contemplated by Section 2.4.

     SECTION 4.6  Consents, Approvals, Etc. No consent, waiver, approval,
                  ------------------------
authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority or third party is required to be made or obtained by the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, or the consummation by the Company of the transactions contemplated hereby, except (i) as set forth in
Section 4.6 of the Company Disclosure Schedule, (ii) applicable requirements, if any, under the DGCL, federal or state securities or "blue sky" Laws and the HSR Act, (iii) as may be necessary as a result of facts or circumstances relating solely to the Shareholders, and (iv) where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, when taken together with all other such failures by the Company and the Company Subsidiaries, have a Material Adverse Effect.

     SECTION 4.7  Financial Statements; SEC Reports.
                  ---------------------------------

          (a) The Company has prepared, or caused to be prepared, and made available to the Purchaser and its agents and representatives the audited consolidated financial statements of the Company (including the balance sheet and the related statements of income and cash flows) as of and for each of the twelve month periods ended December 31, 1998, 1997, 1996, respectively (the "Audited Company Financial Statements"), and unaudited condensed consolidated financial statements of the Company (including the balance sheet and the related statements of income and cash flows) as of and for the six month period ended June 30, 1999 (the "Unaudited Company Financial Statements" and, together with the Audited Financial Statements, the "Company Financial Statements"). Except as set forth therein, the Company Financial Statements (i) have been prepared in accordance with the books and records of the Company, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated therein and with each other (except that the Unaudited Company Financial Statements may not contain all of the notes required by GAAP), and
(iii) present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the Company Subsidiaries as of the respective dates and during the respective periods indicated therein, subject in the case of the Unaudited Company Financial Statements to normal recurring year-end adjustments, which would not be material in amount. The balance sheet of the Company as of June 30, 1999 shall be referred to herein as the "Current Balance Sheet" and the date thereof shall be referred to herein as the "Balance Sheet Date."

          (b) Except as set forth on Section 4.7 of the Company Disclosure Schedule and except for the transactions contemplated by this Agreement: (a) the Company's Registration

Statement on Form S-4, Amendment No. 1 (File No. 333-78569) ("Form S-4"), filed with the SEC on August 30, 1999 complied, and if it is declared effective prior to the Closing Date, will comply, at the time it is declared effective, in all material respects with the requirements of the Securities Act and (b) the Form S-4 did not contain, at the time it was filed and, if it is declared effective prior to the Closing Date, will not contain at the time it is declared effective, any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading.

     SECTION 4.8  Undisclosed Liabilities.  Neither the Company nor any Company
                  -----------------------
Subsidiary has any Liability that is required to be reflected on a balance sheet or in the financial notes thereto in accordance with GAAP, except as (i) reflected in, reserved against or disclosed in the Company Financial Statements,
(ii) disclosed in Section 4.8 of the Company Disclosure Schedule or in any of the documents set forth in the Company Disclosure Schedule, (iii) incurred in the ordinary course of business since the Balance Sheet Date, or (iv) individually or in the aggregate would not have a Material Adverse Effect.

     SECTION 4.9  Certain Changes or Events.  Except as set forth in Section 4.9
                  -------------------------
of the Company Disclosure Schedule or as contemplated by this Agreement, since the Balance Sheet Date, there has not been, occurred or arisen:

          (a) any damage to, or destruction or loss of, any of the assets or properties of the Company or any Company Subsidiary which has had a Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend, or other distribution or capital return in respect of any shares of Company Capital Stock, or any redemption, repurchase or other acquisition by the Company or any Company Subsidiary of any shares of Company Capital Stock;

          (c) any sale, assignment, transfer, lease, license or other disposition, or agreement to sell, assign, transfer, lease, license or otherwise dispose of, any of the assets of the Company or any Company Subsidiary (except for sales of inventory in the ordinary course of business) having a value, in any individual case, in excess of $100,000;

          (d) any acquisition (by merger, consolidation or other combination, or acquisition of stock or assets) by the Company or any Company Subsidiary of any corporation, partnership or other business organization, or any division thereof;

          (e) except for borrowings under existing agreements in the ordinary course of business or inter-company indebtedness between the Company and any of the Company Subsidiaries or between the Company Subsidiaries, (i) any incurrence by the Company or any Company Subsidiary of any indebtedness for borrowed money,
(ii) any issuance by the Company or any Company Subsidiary of any debt securities, or (iii) any assumption, granting, guarantee, endorsement or other accommodation or arrangement making the Company or any Company Subsidiary responsible for the indebtedness for borrowed money or debt securities of any Person other than another Company Subsidiary, in the case of each of clauses (i), (ii) and (iii) of this Section 4.9(e), having an aggregate value in excess of $50,000 for all such occurrences;

          (f) any material change in any method of accounting or accounting practice used by the Company or any Company Subsidiary;

          (g) (i) any employment, deferred compensation, severance or similar agreement entered into or amended by the Company or any Company Subsidiary, except any individual employment agreement providing for compensation of less than $200,000 per annum entered into in the ordinary course of business consistent with past practice, and any individual severance agreement entered into in the ordinary course of business consistent with past practice, (ii) any increase in the compensation payable, or to become payable, by the Company or any Company Subsidiary to any Company Employees, or any directors or officers of the Company or any Company Subsidiaries, (iii) any payment of or provision for any bonus, stock option, stock purchase, profit sharing, deferred compensation, pension, retirement or other similar payment or arrangement to any Company Employee, or any director or officer of the Company or any Company Subsidiary, or (iv) any increase in the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives, other than, in the case of clauses (ii), (iii) and (iv) of this
Section 4.9(g), normal increases in the ordinary course of business consistent with past practice, and except, in the case of clause (iii) of this Section 4.9(g), to the extent that the Company or any Company Subsidiary is contractually obligated to do so or required to do so by applicable Law;

          (h) make or authorize any individual capital expenditure exceeding $1,000,000 in the aggregate, except as contemplated by, and disclosed in, the Company's operating budget previously provided to Purchaser;

          (i) any event or condition of any kind or character that has had a Material Adverse Effect; or

          (j) any agreement, other than this Agreement, to take any actions specified in this Section 4.9.

     SECTION 4.10  Tax Matters.
                   ------------

          (a) Except as set forth in Section 4.10 of the Company Disclosure Schedule, (i) the Company and each Company Subsidiary has prepared and timely filed, will prepare and timely file, or has been or will be included in, all Tax Returns required to be filed by or on behalf of the Company or any Company Subsidiary with respect to material Taxes concerning or attributable to the Company and any Company Subsidiary or their operations for any taxable period ending on or before the Closing Date, taking into account any extension of time to file that has been granted to, or obtained by or on behalf of, the Company or any Company Subsidiary, (ii) neither the Company nor any Company Subsidiary is the beneficiary of any extension of time within which to file any Tax Return, (iii) all such Tax Returns are, or will be as of the Closing Date, correct and complete in all material respects, (iv) all Taxes owed by the Company and each Company Subsidiary for any taxable period ending on or before the Closing Date (whether or not shown to be payable on such Tax Returns) have been paid or will be paid as of the Closing Date, or adequate reserves have been or will be established with respect thereto, and (v) no material deficiency, dispute or claim with respect to Taxes of the Company or any Company Subsidiary has been proposed, asserted or assessed by the IRS or any other Government Authority (A) in writing, and (B) to the Knowledge of the Company.

          (b) Except as set forth in Section 4.10 of the Company Disclosure Schedule, as of the date hereof, (i) no waivers of statutes of limitations have been given with respect to any Taxes of the Company or any Company Subsidiary, which waivers are currently in effect, and no request for any such waiver is currently pending, (ii) neither the Company nor any Company Subsidiary has agreed to any extension of time with respect to a Tax assessment or deficiency,
(iii) no requests for ruling or determination letters or competent authority relief with respect to the Company or any Company Subsidiary is currently pending with the IRS or any Government Authority with respect to any Taxes, (iv) no audit or other examination of any Tax Return of the Company or any Company Subsidiary is presently in progress, nor has the Company or any Company Subsidiary been notified in writing of any request for such an audit or other examination, and (v) the Purchaser has received correct and complete copies of all statements of deficiencies, closing agreements or other similar statements assessed against or agreed to by the Company or any Company Subsidiary with respect to Taxes.

          (c) Except as set forth in Section 4.10 of the Company Disclosure Schedule, (i) neither the Company nor any Company Subsidiary has filed a consent under Internal Revenue Code (S)341(f) concerning collapsible corporations, (ii) neither the Company nor any Company Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Internal Revenue Code (S)280G, and (iii) neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Internal Revenue Code (S)897(c)(2) during the applicable period specified in Internal Revenue Code (S)897(c)(1)(A)(ii).

          (d) Except as set forth in Section 4.10(d) of the Company Disclosure Schedule, (i) neither the Company nor any Company Subsidiary is a party to any Tax allocation, Tax sharing or other similar agreement, and (ii) neither the Company nor any Company Subsidiary (A) has been a member of an affiliated group within the meaning of Internal Revenue Code (S)1504(a) (or any similar group defined under a similar provision of state, local or foreign law) filing a consolidated Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulation (S)1.1502-6 (or any similar provision of Law), as a transferee or successor, by Contract, or otherwise.

          (e) The unpaid Taxes of the Company and the Company Subsidiaries (A) did not, as of June 30, 1999, exceed by any material amount the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Unaudited Company Financial Statements (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for the passage of time through (and including) the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries.

     SECTION 4.11  Litigation and Governmental Orders. Except as set forth in
                   ----------------------------------
Section 4.11 of the Company Disclosure Schedule, as of the date hereof, (i) there are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, or any of the assets or properties of the Company or any Company Subsidiary, that would have a Material Adverse Effect, and (ii) the Company, each Company Subsidiary and their respective assets and properties, are not subject to any material Governmental Order relating specifically to the Company, any Company Subsidiary or any of their respective assets or properties.

     SECTION 4.12  Compliance with Laws. The Company and each Company Subsidiary
                   --------------------
has conducted its respective part of the Business, including its use, occupancy and operations of the Owned Real Property and the Leased Real Property, in compliance with all applicable Laws, except where the failure to so comply, when taken together with other such failures by the Company and the Company Subsidiaries to so comply, would not have a Material Adverse Effect; provided that the foregoing representation as it relates to Laws other than Environmental Laws and the Antitrust Matter, is hereby given for the time period since the Acquisition Date. Except as set forth in Section 4.12 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any written, nor to the Knowledge of the Company, any oral notice from any Governmental Authority to the effect that the Company or any Company Subsidiary is not in compliance with any applicable Laws, except where the failure to so comply, when taken together with all other such failures by the Company and the Company Subsidiaries to so comply, would not have a Material Adverse Effect. Except as set forth in Section 4.12 of the Company Disclosure Schedule, to the Knowledge of the Company, as of the date hereof, there is no inquiry or other investigation pending before, or threatened in writing by, any Governmental Authority against the Company or any of the Company Subsidiaries.

     SECTION 4.13  Permits, Licenses, Governmental Authorizations, Etc. The
                   ---------------------------------------------------
Company and the Company Subsidiaries have all Licenses required to permit the Company and the Company Subsidiaries to conduct their respective part of the Business, including its use, occupancy and operations of the Owned Real Property and the Leased Real Property, except for such failures to have such Licenses, when taken together with all other such failures by the Company and the Company Subsidiaries to have such Licenses, as would not have a Material Adverse Effect. As of the date hereof, all of the Licenses held by or issued to the Company or any of the Company Subsidiaries are in full force and effect, and the Company or the respective Company Subsidiary that is a party thereto is in compliance with each such License held by or issued to it, except for such failures to so comply, when taken together with all other such failures by the Company and the Company Subsidiaries to so comply, as would not have a Material Adverse Effect.

     SECTION 4.14  Tangible Property.
                   -----------------

          (a) Section 4.14(a) of the Disclosure Schedule contains a true, correct and complete list of (i) each item of real property owned, as of the date hereof, by the Company or any Company Subsidiary ("Owned Real Property"),
(ii) each item of real property leased from or to a third party, as of the date hereof, by the Company or any Company Subsidiary ("Leased Real Property"), the name of the third party lessor(s) or lessee(s) thereof, as the case may be, the date of the lease contract relating thereto and all amendments thereof. Except as set forth in Section 4.14(a) of the Company Disclosure Schedule, either the Company or a Company Subsidiary has legal, valid and marketable title to all Owned Real Property, and a valid and subsisting leasehold interest in all Leased Real Property, in each case free and clear of all Encumbrances other than Permitted Encumbrances, and has the right to use the Owned Real Property and the Leased Real Property in the manner and for the purposes as each is currently being used by the Company or a Company Subsidiary, as the case may be.

          (b) Except as set forth in Section 4.14(b) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have legal and valid title to, or in the case of leased assets and properties, valid and subsisting leasehold interests in, all of the material tangible personal assets and properties used or held for use by the Company or any Company Subsidiary in connection with the conduct of the Business, free and clear of all Encumbrances other than Permitted Encumbrances.

          (c) A true and complete copy of each lease with respect to Leased Real Property with all amendments and modifications has been delivered to Purchaser (the "Leases"), and there has been no default, nor any event which with passage of time or the giving of notice would constitute a default, under any of the Leases on the part of the tenant or, to the Company's Knowledge, the landlord, that remains uncured, except for defaults that would not, individually or in the aggregate, have a Material Adverse Effect.


     SECTION 4.15  Intellectual Property.
                   ---------------------

          (a) Section 4.15(a) of the Company Disclosure Schedule contains a true, correct and complete list of all material Proprietary Rights owned by the Company or any Company Subsidiary, including: (i) for each material Patent, as applicable, the number, normal expiration date, title and priority information for each country in which such Patent has been issued, or the application number, date of filing, title and priority information for each such country,
(ii) for each material Trademark, the application serial number or registration number thereof, if applicable, the class of goods or the nature of the goods or services covered thereby, the countries in which such Trademark is registered, if applicable, and the expiration date for each country in which such Trademark has been registered, if applicable, and (iii) for each material registered Copyright, the number and date of registration thereof for each country in which a Copyright application has been registered.

          (b) Except as set forth in Section 4.15(b) of the Company Disclosure Schedule, (i) all Trademark registrations are currently in compliance with all legal requirements

(including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, is not likely to result in a cancellation of any such registration or otherwise result in a Material Adverse Effect, and (ii) all Trademarks have been in continuous use by the Company or Company Subsidiaries since the Acquisition Date, other than Trademarks as to which the lack of such continuous use would not have a Material Adverse Effect.

          (c) Except as set forth in Section 4.15(c) of the Company Disclosure Schedule, all Patents are currently in compliance with legal requirements (including payment of filing, examination, and maintenance fees) other than any requirement that, if not satisfied, would not result in a revocation of the Patent in question or otherwise result in a Material Adverse Effect.

          (d) Section 4.15(d) of the Company Disclosure Schedules sets forth a complete and accurate list of all license agreements granting to the Company or any Company Subsidiary (other than license agreements between the Company and one or more of the Company Subsidiaries or between Company Subsidiaries) any right to use or practice any rights under any third party Proprietary Rights (i) used in connection with the design, development, use, maintenance and support, testing, assembly and manufacture of the Company's or the Company Subsidiary's products, and (ii) in software that is commercially available on reasonable terms to any Person, in each case for a license fee of more than $50,000 per annum, indicating for each the title and the parties thereto.

          (e) Except as set forth in Section 4.15(e) of the Company Disclosure Schedule, (i) the Company and the Company Subsidiaries own or have a valid right to use, free and clear of all Encumbrances (other than Encumbrances that would not have a Material Adverse Effect), the Proprietary Rights used by them in connection with the conduct of the Business as presently conducted by the Company and the Company Subsidiaries, and (ii) the Company and the Company Subsidiaries will not cease to have a valid right to use such Proprietary Rights by reason of the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, or the consummation by the Company of the transactions contemplated hereby except, in each of clause
(i) and (ii) of this Section 4.15(e), any Proprietary Right as to which the failure of the Company or Company Subsidiaries to have a valid right to use such Proprietary Right, individually or in the aggregate, would not have a Material Adverse Effect.

          (f) The Company and the Company Subsidiaries have taken reasonable steps in accordance with normal industry practice, except in circumstances where the failure to take such steps would not have a Material Adverse Effect, to protect the Company's and the Company Subsidiaries' rights in confidential information and Trade Secrets of the Company and the Company Subsidiaries.

          (g) Except as set forth in Section 4.15(g) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any written notice, nor is the Company or any Company Subsidiary aware of any claims, threatened or pending, that would have a Material Adverse Effect (i) challenging the ownership, use, validity or enforceability of any of the Proprietary Rights owned or used by the Company or any Company Subsidiary in connection with the conduct of the Business as presently conducted by the Company and the Company Subsidiaries, or (ii) alleging infringement, violation or unauthorized use of the Proprietary Rights of others due to any activity or conduct by the Company or any Company Subsidiary. To the Knowledge of the Company, no other Person is infringing upon, misappropriating, diluting or violating in any way any Proprietary Rights owned by the Company or a Company Subsidiary and no such claims have been brought against any third party by the Company or any Company Subsidiary, in any case where such infringement, misappropriation, dilution or violation would have a Material Adverse Effect. Except as set forth in Section 4.15(g) of the Company Disclosure Schedules, no Proprietary Rights owned or licensed by the Company or the Company Subsidiaries are subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any Company Subsidiary where such restriction, individually or in the aggregate, would have a Material Adverse Effect.

     SECTION 4.16  Certain Contracts.
                   -----------------

          (a) Section 4.16 of the Company Disclosure Schedule contains a true, correct and complete list of all Contracts referred to in clauses (i) through
(ix), inclusive, of this Section 4.16 to which the Company or any Company Subsidiary is a party (each, a "Listed Contract" and, collectively, the "Listed Contracts"). True, correct and complete copies of each Listed Contract has been made available to the Purchaser:

               (i) notes, debentures, other evidences of indebtedness, guarantees, loans, credit or financing agreements or instruments, or other Contracts for money borrowed, including any agreements or commitments for future loans, credit or financing, in each case in excess of $500,000 (including the Notes), other than any of the foregoing relating to any intercompany indebtedness;

               (ii) employment agreements involving annual salary payments by the Company or any Company Subsidiary in excess of $200,000 which are not terminable without penalty within sixty (60) days;

               (iii) Contracts entered into other than in the ordinary course of business and requiring the Company or any Company Subsidiary to make expenditures or involving receipts by the Company and the Company Subsidiaries in excess of $500,000 individually and which are not terminable without penalty within one (1) year;

               (iv) leases, rental or occupancy agreements, licenses, installment and conditional sale agreements, and other Contracts affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property involving aggregate annual payments in excess of $1,000,000 and which are not terminable;

               (v) indemnity arrangements arising in connection with any sale or disposition of assets for proceeds in excess of $250,000, other than sales of assets by the

Company or any Company Subsidiary in the ordinary course of business, wherein the Company or any Company Subsidiary is the indemnitor thereunder;

               (vi) joint venture Contracts, partnership agreements, or limited liability company agreements;

               (vii) Contracts explicitly requiring capital expenditures exceeding $500,000 after the date hereof, except as contemplated by, and disclosed in, the Company's operating budget previously provided to the Purchaser;

               (viii) material licensing agreements with respect to Proprietary Rights; and

               (ix) agreements containing covenants presently limiting, in any material respect, the freedom of the Company or any Company Subsidiary to compete with any person in any line of business or in any area or territory.

          (b) Except as set forth in Section 4.16 of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Listed Contract is in full force and effect and represents a legally valid and binding obligation of the Company or the Company Subsidiary which is a party thereto, and to the Knowledge of the Company, represents a legally valid and binding obligation of the other parties thereto,
(ii) since the Acquisition Date, each of the Company and the Company Subsidiaries has performed, in all material respects, all obligations required to be performed by it under each of the Listed Contracts to which it is a party,
(iii) neither the Company or any Company Subsidiary is in material breach or violation of, or material default under, any of the Listed Contracts to which it is a party, nor has the Company or any Company Subsidiary received any written notice that it has breached, violated or defaulted under any of the Listed Contracts to which it is a party, and (iv) to the Knowledge of the Company, there is no breach by any other party or parties to any of the Listed Contracts.

          (c) The Replacement Promissory Note, dated June 30, 1996, in the aggregate principal amount of $27,629,949.49, payable to the order of Rugby USA, Inc. by Pioneer Plastics Corporation (the "Rugby Note"), has been canceled and neither the Company nor any Company Subsidiary has any Liability under the Rugby Note.

     SECTION 4.17 Employee Benefit Matters.
                  ------------------------

          (a) Except as set forth in Section 4.17(b) of the Company Disclosure Schedule, neither the Company nor any commonly controlled entity has incurred any material liability under Title IV of ERISA or any similar Canadian law which could become or remain a material liability of the Company after the Closing and the consummation of the Share Purchases. None of the Company, any Company Subsidiary, or any director, officer or employee thereof, or any of the Company Benefit Plans (or to the Knowledge of the Company with respect to any Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA), or any trust created thereunder, or any fiduciary thereof, has engaged in a transaction or taken any other action or omitted to take any action involving any Company Benefit Plan which could constitute a prohibited transaction within the meaning of Section 406 of ERISA or similar Canadian law which is not otherwise exempted and which would result in a material liability to the Company, or would cause the Company to be subject to either a material liability or material civil penalty assessed pursuant to Sections 409 or 502 of ERISA or a material tax imposed pursuant to Sections 4975 or 4976 of the Internal Revenue Code or similar Canadian laws. Except as set forth in Section 4.17(b) of the Company Disclosure Schedule, each of the Company Benefit Plans (to the Knowledge of the Company with respect to any Multiemployer
Plan) has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Internal Revenue Code. Except as set forth in Section 4.17(b) of the Company Disclosure Schedule, each Company Benefit Plan intended to be qualified under
Section 401(a) of the Internal Revenue Code has been determined by the IRS to be so qualified and has remained tax qualified to this date, and its related trust is tax exempt and has been so since its creation or the remedial amendment period maintaining such tax qualified status has not expired and no events have occurred that could reasonably be expected to adversely effect such tax qualified status. All benefits due under any Company Benefit Plan have been timely paid, and there are no material pending or, to the Knowledge of the Company, threatened claims by or on behalf of any of the Company Benefit Plans or any fiduciary, by any employee or beneficiary covered under any such plan, or otherwise, involving any such plan or fiduciary for which the Company could have any material Liability (other than routine claims for benefits).

          (b) Section 4.17(c) of the Company Disclosure Schedule contains a true, correct and complete list of (i) each material severance agreement and plan of the Company and each Company Subsidiary with or relating to their respective employees, and (ii) each material plan and agreement of the Company and each Company Subsidiary with or relating to its respective employees which contain change of control provisions. A true, correct and complete copy of each of the agreements and plans set forth in Section 4.17(c) of the Company Disclosure Schedule has been made available to the Purchaser and its agents and representatives.

          (c) Except as set forth in Section 4.17(d) of the Company Disclosure Schedule or as otherwise required by applicable Law, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

          (d) Except as required by applicable Law, each Company Benefit Plan can be amended or terminated at any time without approval from any person, and without material liability to the Company, other than for benefits accrued prior to such amendment or termination. All material contributions and payments to or with respect to each Employee Benefit Plan have been timely made and Seller has made adequate provision for reserves to satisfy material contributions and payments that have not been made because they are not yet due under the terms of such Employee Benefit Plan or applicable Law. Except as set forth in Section 4.17(e) of the Company Disclosure Schedule, no agreement, commitment, or obligation exists to increase any benefits under any Employee Benefit Plan or to adopt any new Employee Benefit Plan.

          (e) No ERISA Pension Plan (as defined in section 3(2) of ERISA) has incurred any "accumulated funding deficiency" or "waived funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code.

          (f) The fair market value of the plan assets of each ERISA Pension Plan are at least equal to (i) the present value of its benefit liabilities (as defined in ERISA Section 4001(a)(16), including any unpredictable contingent event benefits within the meaning of Internal Revenue Code Section 412(l)(7), and determined on the basis of assumptions prescribed by the PBGC for purposes of ERISA Section 4044), and (ii) the Projected Benefit Obligations thereunder, as defined in Statement of Financial Accounting Standards No. 87, including any allowance for indexation and ad hoc increases. Except as set forth in Section
                             -- ---
4.17(g) of the Company Disclosure Schedule, no ERISA Pension Plan has been completely or partially terminated or been the subject of a Reportable Event under ERISA Section 4043. No proceeding by the PBGC to terminate any ERISA Pension Plan has been instituted, and the Company has not incurred any material liability to the PBGC (other than the PBGC premiums, all of which have been timely paid) or otherwise under Title IV of ERISA with respect to any ERISA Pension Plan.

          (g) The Company does not maintain, participate in, contribute to, or have any obligation to contribute or any liability with respect to any Multiemployer Plan. The Company has not had any obligation with respect to any Multiemployer Plan since the Acquisition Date. The Company neither maintains nor participates in any Voluntary Employees' Beneficiary Association ("VEBA"), under Internal Revenue Code Sections 419 and 419A, which is intended to be exempt from taxation under section 501(c)(9) of the Internal Revenue Code.

     SECTION 4.18  Labor Matters. Neither the Company nor any Company
                   -------------
Subsidiary is a party to any labor agreement with respect to its employees with any labor organization, group or association, nor have there been any material attempts to organize the employees of the Company or any Company Subsidiary within the one (1) year period prior to the date hereof. Except as set forth in
Section 4.18 of the Company Disclosure Schedule or as would not have a Material Adverse Effect, there is no labor strike, labor disturbance or work stoppage pending against the Company or any Company Subsidiary.

     SECTION 4.19  Environmental Matters. Except as set forth in Section 4.19
                   ---------------------
of the Company Disclosure Schedule, (i) no Hazardous Material is present at any of the real property owned or leased by the Company or any Company Subsidiary in violation of, or that would result in any Liability to the Company or any Company Subsidiary under, any applicable Law, (ii) neither the Company nor any of the Company Subsidiaries has engaged in any Hazardous Materials Activity in violation of, or that would result in any Liability to the Company or any Company Subsidiary under, any applicable Law, (iii) no Action is pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary concerning any of the Hazardous Materials Activities of the Company and the Company Subsidiaries, or any of the real property owned or leased by the Company or any of the Company Subsidiaries, and (iv) to the Knowledge of the Company, no Hazardous Material has migrated or threatened to migrate from any of the Owned Real Property or Leased Real Property upon or beneath other properties, and no Hazardous Material has migrated or threatened to migrate from other properties upon or beneath any of the Owned Real Property or Leased Real Property, except, in the case of clause (i), (ii) (iii) and (iv) of this Section 4.19, for such violations, activities and actions as have not had, and would not have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 4.20  Insurance. Section 4.20 of the Company Disclosure Schedule
                   ---------
sets forth a true, correct and complete list of all insurance policies which are in force as of the date hereof which the Company or any Company Subsidiary is a named insured or beneficiary (the "Named Insurance Policies"). Neither the Company nor any Company Subsidiary has received any notice or other communication since the Acquisition Date canceling or materially amending or materially increasing the premium payable under any of the Named Insurance Policies, and to the Knowledge of the Company, no such cancellation, amendment or increase of premiums is threatened. All of the Named Insurance Policies are on an occurrence basis and will be in full force and effect at, and immediately following the Closing.

     SECTION 4.21  Transactions with Affiliates. Except as set forth in Section
                   ----------------------------
4.21 of the Company Disclosure Schedule, since the Acquisition Date, there have been and there currently exist, no transactions, agreements or arrangements (other than employment arrangements entered into in the ordinary course of business) between the Company and the Company Subsidiaries, on the one hand, and any director or officer of the Company or any of its Affiliates, on the other hand, with an aggregate value in excess of $60,000 per transaction or per annum, as applicable, other than those constituting an employee benefit plan or compensation arrangement.

     SECTION 4.22  Year 2000 Compliance. Except as set forth on Section 4.22 of
                   --------------------
the Company Disclosure Schedule, all computer systems and software and all related components (including hardware, firmware, system software, communications software, application software, personal computers and workstations, servers, networking and peripheral equipment) owned or used by the Company or any Company Subsidiary in connection with its respective business have been tested for Year 2000 Compliance and on or prior to December 31, 1999 will be Year 2000 Compliant, except where the failure to be Year 2000 Compliant would not have a Material Adverse Effect. "Year 2000 Compliant" or "Year 2000 Compliance" means accurately processing, providing or receiving date data (including calculating, comparing and sequencing dates) from, into and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations, when used in accordance with applicable specifications or documentation. The Company and the Company Subsidiaries will not be required to spend in excess of $1,000,000 after the date hereof (excluding compensation costs for employees) for the Company and the Company Subsidiaries to be Year 2000 Compliant.

     SECTION 4.23  Distributors and Suppliers.
                   --------------------------

          (a) As of the date hereof, to the Knowledge of the Company, except as set forth in Section 4.23 of the Company Disclosure Schedule, the Company is not involved in any material controversy with any of its material distributors, customers or suppliers, and no material customer or material supplier of the Company or any Company Subsidiary has terminated or threatened in writing to terminate a material agreement with the Company relating to its purchase of products from, or sale to, the Company or any Company Subsidiary.

          (b) As of the date hereof, to the Knowledge of the Company, customers or distributors accounting for more than twenty five percent (25%) of the Company's consolidated revenue for the first six months of 1999 from all customers or distributors, or suppliers accounting for more than twenty five percent (25%) of the Company's consolidated expense for the first six months of 1999 to all suppliers, respectively, have not asserted any material controversy or material dispute with the Company or any Company Subsidiary, terminated or ceased to do business with the Company or any Company Subsidiary, or threatened in writing to do any of the foregoing.

     SECTION 4.24  Product Warranties; Product Recalls.
                   -----------------------------------
          (a) To the Knowledge of the Company, Section 4.24 of the Company Disclosure Schedule contains the forms of express product warranties and guaranties that have been used by the Company and each Company Subsidiary in their respective businesses at any time during the period from January 1, 1997 to the date hereof (or since the Acquisition Date, if shorter). To the Knowledge of the Company, except as set forth in Section 4.24 of the Company Disclosure Schedule, (i) neither the Company nor any Company Subsidiary has offered any materially different forms of express product warranties and guaranties after January 1, 1997 (or since the Acquisition Date, if shorter), and (ii) no defects exist in the products manufactured and sold by the Company or any Company Subsidiary since the Acquisition Date that would result in an increase in such product warranty expense claims that in the aggregate would have a Material Adverse Effect.

          (b) To the Knowledge of the Company, none of the products designed, manufactured, packaged, labeled, shipped or sold in connection with the respective businesses of the Company and each Company Subsidiary has, since January 1, 1997 (or since the Acquisition Date, if shorter), been subject to, or is currently subject to, any recall mandated by any Governmental Authority.

     SECTION 4.25  Products Liability.  To the Knowledge of the Company, (i)
                   ------------------
since the Acquisition Date, there has not been any Occurrence that would have a Material Adverse Effect, and (ii) there is no material rework or change of a part or parts in an entire class of products (collectively, "Retrofits"), by or on behalf of the Company or any Company Subsidiary, other than Retrofits conducted by the Company or any Company Subsidiary in the ordinary course of business consistent with past practices. The term "Occurrence" shall mean and refer to any accident, happening or event that took place since January 1, 1997 (or the Acquisition Date, if shorter) which was caused or allegedly was caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship, including any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving, any product manufactured or distributed by or on behalf of the Company or any Company Subsidiary (including any parts or components) that is reasonably likely to result in a claim or loss.

     SECTION 4.26  Antitrust.  As of the date hereof, the Company has been
                   ---------
orally advised by an attorney from the United States Department of Justice ("DOJ") who is handling the investigation by DOJ relating to the Subpoena issued by the United States District Court of the District of Maryland dated May 5, 1999, issued to James Tees, Pioneer Plastics Corp. and the Company that the Company is not the target of such investigation and that nothing in DOJ's investigation is inconsistent with the Company's not being a target in the investigation, and to the Company's actual knowledge, there has been no act, event or occurrence, and to the Company's actual knowledge the Company has not received information from any source, that could reasonably result in the Company being named as a target in such investigation. For purposes of the previous sentence, the "Company's actual knowledge" means the actual knowledge of the persons named in the definition of "Knowledge of the Company" without obligation of inquiry. As used in this Agreement, "Antitrust Matter" means the antitrust matters that are the subject of the investigation or the Subpoena (including any governmental or private claim or action arising out of the occurrences that constitute the subject matter of such investigation or Subpoena), to the extent arising out of any action, inaction, event, condition, liability or obligation of the Company or any Company Subsidiary, or any officer, director, employee or agent of the Company or any Company Subsidiary, occurring or existing prior to the Closing.

     SECTION 4.27  Brokers; Fees and Expenses.  Except for Warburg Dillon Read
                   --------------------------
LLC and Genstar Capital LLC, each of whom are entitled to certain investment banking and advisory fees in connection with the Agreement and the transactions contemplated hereby (which fees shall be paid in full by the Company), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangements made by or on behalf of the Company.
Section 4.27 of the Company Disclosure Schedule sets forth a good faith estimate
------------
of the amount of the fees and expenses that the Company or a Company Subsidiary will be required to make as a result of the transactions contemplated by this Agreement. The total fees and expenses of the Company and the Company Subsidiaries for Warburg Dillon Read, Genstar Capital LLC, accountants and legal counsel in connection with the transactions contemplated by this Agreement will be no more than $5,500,000. The Shareholders will reimburse the Company or a Company Subsidiary, as applicable, for any such fees and expenses paid by the Company or any Company Subsidiary which are in excess of $5,500,000.

     SECTION 4.28 Prior Agreements. Neither the execution nor the performance of this Agreement or Amendment No. 5 to the Pioneer Agreement, dated as of October 13, 1999, or any of the transactions contemplated hereby or thereby, including the sale of the Shares and the sale and redemption of the Redeemed Shares pursuant to this Agreement, will result in the loss of any indemnification and guarantee rights, or related remedies, that the Company or any Company Subsidiary has under any of the following agreements (the "Prior
                                                                       -----
Agreements"):
----------

          (a)  the Pioneer Agreement;

          (b) the Asset Purchase Agreement and any related agreements, dated February 15, 1996, between Domtar Industries, Inc. and Panolam Industries, Inc., a Delaware corporation;

          (c) the Asset Purchase Agreement and any related agreements, dated as of February 15, 1996, between Domtar Industries, Inc. and Panolam Industries, Ltd., a corporation formed and existing under the laws of the Province of Ontario; and

          (d) the Settlement Agreement and Release and any related agreements, dated December 22, 1994, among Pioneer Plastics Corporation, Sterling Engineered Products, Inc. and Trinova Corporation.

          Neither the Company nor any Company Subsidiary has received notice from any of the other parties to the Prior Agreements that as of the date hereof the Company or any Company Subsidiary is not entitled to the benefits of the indemnification and guarantee rights, or related remedies, that the Company or any Company Subsidiary has under any of the Prior Agreements. To the Knowledge of the Company, neither the Company nor any Company Subsidiary is in material breach or violation of, or material default under, any of the Prior Agreements to which it is a party, nor has the Company or any Company Subsidiary received any written notice that it has breached, violated or defaulted under any of the Prior Agreements to which it is a party.

                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          Subject to the exceptions and qualifications set forth in the disclosure schedule of even date herewith collectively delivered by the Purchaser to the Shareholders and the Company on or prior to the date hereof (the "Purchaser Disclosure Schedule"), the Purchaser hereby represents and warrants to the Shareholders and the Company as follows:

     SECTION 5.1  Authority.  The Purchaser has all requisite power and
                  ---------
authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized by the Board of Directors or other managing body of the Purchaser and no other corporate or other action on the part of the Purchaser is necessary to authorize the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder or the consummation by the Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legally valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by principles of public policy, and subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights and relief of debtors generally, and
(ii) the effect of rules of law and general principles of equity, including rules of law and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 5.2  Organization.  The Purchaser is duly organized, validly
                  ------------
existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate or other organizational power and authority to own, operate or lease the properties and assets now owned, operated or leased by it, and to carry on its business as currently conducted by the Purchaser. The Purchaser is duly qualified to do business, and is in good standing, under the Laws of each jurisdiction in which the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary, except in those jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

     SECTION 5.3  Conflicts.  Assuming all consents, approvals, authorizations,
                  ---------
filings and notifications and other actions set forth in Section 5.4 hereof have been obtained or made, and except as set forth in Section 5.3 of the Purchaser Disclosure Schedule, the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder, and the consummation by the Purchaser of the transactions contemplated hereby, does not and will not (i) conflict with or result in a violation of the organizational documents of the Purchaser, (ii) conflict with or result in a violation of any Law or Governmental Order applicable to the Purchaser or the assets or properties of the Purchaser, or (iii) result in a breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, or give rise to any rights of termination, amendment, modification, acceleration or cancellation of or loss of any benefit under, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, concession, franchise or other instrument to which the Purchaser is a party, or by which any of the assets or properties of the Purchaser is bound or affected, except, in the case of clauses (ii) and (iii) of this Section 5.3, as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

     SECTION 5.4  Consents, Approvals, Etc. No consent, waiver, approval,
                  ------------------------
authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority or third party is required to be made or obtained by the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder, and the consummation by the Purchaser of the transactions contemplated hereby, except (i) as set forth in
Section 5.4 of the Purchaser Disclosure Schedule, (ii) applicable requirements, if any, under applicable federal or state securities or "blue sky" Laws and the HSR Act, and (iii) where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification would not, when taken together with all other such failures by the Purchaser, have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

     SECTION 5.5  Litigation and Governmental Orders.  As of the date hereof,
                  ----------------------------------
(i) there are no Actions pending against the Purchaser or any of its Subsidiaries, or any of the assets or properties of the Purchaser or any of its Subsidiaries, that individually or in the aggregate, would prevent the Purchaser from performing its obligations under this Agreement or consummating the transactions contemplated hereby, and (ii) the Purchaser, its Subsidiaries and their respective assets and properties are not subject to any Governmental Order that would prevent the Purchaser from performing its obligations under this Agreement or consummating the transactions contemplated hereby.

     SECTION 5.6  Financing.  Section 5.6 of the Purchase Disclosure Schedule
                  ---------
sets forth a complete and correct copies of a commitment letter from Bankers Trust Company for the aggregate amount of $335 million (including a $50 million uncommitted acquisition revolver) in financing including a term sheet accurately describing the proposed terms and conditions of such financing (the "Financing Commitment"). The Financing Commitment has not been withdrawn or terminated, assuming the due execution and delivery by the Company of the Financing Commitment, and the Purchaser has no reason to believe that the Financing Commitment will not lead to the financing as contemplated by the Financing Commitment. The Purchaser can obtain the funds (the "Equity Funds") required to pay the Aggregate Share Purchase Price without the prior consent, approval or other discretionary action of any third party. The Financing Commitment, together with the Equity Funds, constitute all of the required financing required to be provided by the Purchaser for the consummation of the transactions contemplated by this Agreement and the payments of all fees and expenses incurred by the Purchaser in connection therewith.

     SECTION 5.7  Investment Intent.  The Purchaser acknowledges that the Shares
                  -----------------
have not been registered under the Securities Act, and may not be resold absent registration under the Securities Act or an applicable exemption from the registration and prospectus delivery requirements of the Securities Act. The Purchaser further acknowledges that the Company is under no obligation, and assumes no obligation pursuant to the terms hereof, or the terms of any other certificate, instrument or other document executed and delivered by the Company in connection with the transactions contemplated hereby, to register the Shares under the Securities Act or any state securities or "blue sky" Laws. The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view toward any resale or other distribution thereof (within the meaning of the Securities Act). The Purchaser qualifies as an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

     SECTION 5.8  Due Diligence Investigation.  The Purchaser has had an
                  ---------------------------
opportunity to discuss the business, management, operations and finances of the Company with its officers, directors, employees, agents, representatives and affiliates (including the Shareholders), and has had an opportunity to inspect the facilities of the Company. The Purchaser has conducted its own independent investigation of the Company and has been furnished by the Company, or its agents or representatives, with all information, documents and other material relating to the Company, and its business, management, operations and finances, that the Purchaser has requested. In making its decision to execute and deliver this Agreement and to consummate the transactions contemplated hereby, the Purchaser has relied solely upon the representations and warranties of the Shareholders and the Company set forth in Article III and Article IV and in the

Company Disclosure Schedule hereof, respectively, and has not relied upon any other information provided by, for or on behalf of the Company, or its agents or representatives, to the Purchaser in connection with the transactions contemplated hereby.

     SECTION 5.9  Brokers.  No broker, finder or investment banker is entitled
                  -------
to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangements made by or on behalf of the Purchaser or its Affiliates.

      SECTION 5.10 Solvency.  Immediately after giving effect to the
                   --------
transactions contemplated by this Agreement and the closing of any financing to be obtained by the Company or any of its Affiliates in order to effect the transactions contemplated by this Agreement, the Company and the Company Subsidiaries shall be able to pay their debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Company or any of its Affiliates in order to effect the transactions contemplated by this Agreement, the Company and the Company Subsidiaries shall have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Company or any of its Affiliates in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Purchaser.

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

     SECTION 6.1  No Solicitation.  The Company and the Shareholders hereby
                  ---------------
agree that neither the Company, the Company Subsidiaries or the Shareholders, nor any of their respective officers, directors, general or limited partners, managers, employees, agents, representatives or Affiliates shall, during the period commencing with the execution and delivery hereof and terminating upon the earlier to occur of the Closing or the termination of this Agreement pursuant to and in accordance with Section 8.1 hereof, directly or indirectly solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, provide any information to, or otherwise cooperate in any way or enter into any agreement with, any Person or group other than the Purchaser and its officers, directors, employees, agents and representatives, concerning any proposed sale of the Company or any Company Subsidiary, all or a substantial portion of their respective assets and properties, or the Business, any merger, consolidation or combination, any sale of all or a majority of the outstanding Company Capital Stock or outstanding capital stock of any Company Subsidiary, any liquidation, dissolution or winding up of the Company, or any similar transaction or series of transactions involving the Company or any of the Company Subsidiaries. The Company will promptly notify the Purchaser in the event that, during the period commencing with the execution and delivery of this Agreement by all of the parties hereto and terminating upon the earlier to occur of the Closing and the termination of this Agreement pursuant to and in accordance with Section 8.1 hereof, the Company shall receive any such inquiry or proposal or offer to discuss or negotiate any such transaction.

     SECTION 6.2  Conduct of the Company Prior to Closing.
                  ---------------------------------------
          (a) Unless the Purchaser otherwise consents in writing (which consent shall not be unreasonably withheld) and except as otherwise set forth herein or in the Company Disclosure Schedule (including Section 6.2 thereof), during the period commencing with the execution and delivery of this Agreement by all of the parties hereto and terminating upon the earlier to occur of the Closing and the termination of this Agreement pursuant to and in accordance with Section 8.1 hereof, the Company shall, and shall cause each Company Subsidiary to, (i) conduct the Business only in the usual, regular and ordinary course, (ii) use commercially reasonable efforts consistent with past practices and policies, subject to the limitations set forth herein, to keep available the services of the officers and key employees of the Company and the Company Subsidiaries, and to preserve intact the current relationships of the Company and the Company Subsidiaries with their respective customers, suppliers, distributors, and other Persons with which the Company and the Company Subsidiaries have significant business relationships as of the date hereof, (iii) use commercially reasonable efforts consistent with past practices and policies to maintain the assets and properties of the Company and the Company Subsidiaries in their current condition, normal wear and tear excepted, and (iv) maintain the books, accounts and records of the Company and the Company Subsidiaries in the usual, regular and ordinary manner, on a basis consistent with past practice.

          (b) Except as expressly provided in this Agreement or Section 6.2 of the Company Disclosure Schedule, during the period commencing with the execution and delivery of this Agreement by all of the parties hereto and terminating upon the earlier to occur of the Closing and the termination of this Agreement pursuant to and in accordance with Section 8.1 hereof, the Company shall not, and shall cause the Company Subsidiaries not to, do or cause to be done any of the following without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld):

               (i) except in the ordinary course of business, create any Encumbrance on any assets or properties (whether tangible or intangible) of the Company or any Company Subsidiary, other than (A) Permitted Encumbrances, (B) Encumbrances that will be released at or prior to the Closing, and (C) Encumbrances on assets or properties having an aggregate value not in excess of $100,000;

               (ii) except for sales of inventory in the ordinary course of business and except for transactions among the Company and Company Subsidiaries, sell, assign, transfer, lease or otherwise dispose of, or agree to sell, assign, transfer, lease or otherwise dispose of, any of assets of the Company or any Company Subsidiary having a value, in any individual case, in excess of $100,000;

               (iii) acquire by merger, consolidation or combination, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof;

               (iv) (A) enter into or amend any employment, deferred compensation, severance or similar agreement, except any individual employment agreement providing for compensation of less than $200,000 per annum entered into in the ordinary course of business consistent with past practice, or any severance agreement entered into in the ordinary course of business consistent with past practice, (B) increase the compensation payable, or to become payable, by the Company or any Company Subsidiary to any Company Employees, or any directors or officers of the Company or any Company Subsidiaries, (C) pay or make provision for the payment of any bonus, stock option, stock purchase, profit sharing, deferred compensation, pension, retirement or other similar payment or arrangement to any Company Employee, or any director or officer of the Company or any Company Subsidiary, or (D) increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with Company Employees or any director or officer of the Company or any Company Subsidiary, other than, in the case of clauses (B), (C) and (D) of this Section 6.2(b)(iv), normal increases in the ordinary course of business consistent with past practice, and except, in the case of clause (C) of this Section 6.2(b)(iv), to the extent that the Company or any Company Subsidiary is contractually obligated to do so or required to do so by applicable Law;

               (v) materially change any method of accounting or accounting practice used by the Company or any Company Subsidiary, other than such changes required by GAAP;

               (vi) issue or sell any additional shares of the Company Capital Stock, or any capital stock or other equity interests in any Company Subsidiary, or securities convertible into or exchangeable for any such shares of capital stock of, or equity interests in, the Company or any Company Subsidiary, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock of, or other equity interests in, the Company or any Company Subsidiary, except pursuant to Company Options outstanding on the date hereof;

               (vii) amend in any respect the Company Certificate of Incorporation or Company Bylaws, or the organizational documents of any Company Subsidiary, or effect any recapitalization, reclassification or similar change in the capitalization of the Company;

               (viii) take any action which would materially interfere with the consummation of the transactions contemplated hereby, make such consummation more difficult, or materially delay the consummation of such transactions;

               (ix) incur, guarantee or assume any indebtedness for borrowed money, except for (A) borrowings under existing agreements in the ordinary course of business or to make the payment to Rugby described in Amendment No. 5 to the Pioneer Agreement and related fee to Genstar Capital LLC and (B) borrowings under inter-company indebtedness between the Company and any of the Company Subsidiaries or between the Company Subsidiaries;

               (x) pay the additional consideration payable under the Pioneer Agreement;

               (xi) declare, set aside or pay any dividend or distribution or other capital return in respect of any shares of Company Capital Stock, or redeem, purchase or acquire any shares of Company Capital Stock;

               (xii) make or authorize any individual capital expenditure exceeding $500,000 except as contemplated by, and disclosed in, the Company's operating budget previously provided to Purchaser;

               (xiii) enter into or amend any agreement or arrangement with Genstar or its Affiliates; or

               (xiv) enter into any agreement to take, or cause to be taken, any of the actions set forth in this Section 6.2(b).

     SECTION 6.3  Conduct of the Purchaser Prior to Closing.  During the period
                  -----------------------------------------
commencing with the execution and delivery of this Agreement by all of the parties hereto and terminating upon the earlier to occur of the Closing and the termination of this Agreement pursuant to and in accordance with Section 8.1 hereof, the Purchaser shall not take, or cause to be taken, any action which would materially interfere with the consummation of the transactions contemplated hereby, make such consummation more difficult or materially delay the consummation of such transactions.

     SECTION 6.4  Access to Information.  Subject to the terms of the
                  ---------------------
Confidentiality Agreement, during the period commencing upon the execution of this Agreement by all of the parties hereto and terminating upon the earlier to occur of the Closing and the termination of this Agreement pursuant to and in accordance with Section 8.1 hereof, upon reasonable notice and during normal business hours, the Company shall, and shall cause the officers, employees, auditors and agents of the Company to, (i) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access to the offices, properties, books and records of the Company and the Company Subsidiaries, and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, goodwill and business of the Company and the Company Subsidiaries as the Purchaser may from time to time reasonably request; provided, however, that the Purchaser shall not unreasonably interfere with any of the businesses or operations of the Company or any Company Subsidiary. The Company shall provide the Purchaser, as soon as available, its unaudited condensed consolidated financial statements for the nine month-period ended September 30, 1999, which shall (i) have been prepared in accordance with the books and records of the Company, (ii) have been prepared in accordance with GAAP applied on a basis consistent with that reflected in the Audited Company Financial Statements, and (iii) present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the Company Subsidiaries as of its date and during the respective periods indicated therein.

     SECTION 6.5  Confidentiality.  The terms of the Confidentiality Agreement
                  ---------------
are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, such that the information obtained by any party hereto, or its officers, employees, agents or representatives, during any investigation conducted pursuant to Section 6.4 hereof, or in connection with the negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby, or otherwise, shall be governed by the terms of the Confidentiality Agreement. Upon the Closing, the Confidentiality Agreement and the obligations of the parties thereto and under this Section 6.5 shall terminate and be of no further force or effect. Genstar and Stargen agree to keep confidential information and documents of the Company, unless disclosure is required by court or administrative order.

     SECTION 6.6  Efforts; Consents; Regulatory and Other Authorizations;
                  -------------------------------------------------------
                  Financing.
                  ---------

          (a) Each party hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to promptly consummate and make effective the transactions contemplated by this Agreement, (ii) obtain all authorizations, consents, orders and approvals of, and give all notices to and make all filings with, all Governmental Authorities and other third parties that may be or become necessary for the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including approval by the Board of Directors of the Company of the Share Purchases and the Redemption, and those consents set forth in the Shareholders Disclosure Schedule, the Company Disclosure Schedule or the Purchaser Disclosure Schedule, as applicable, (iii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, and
(iv) fulfill all conditions to the obligations of such parties under this Agreement. Each party hereto shall cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings. The parties hereto shall not to take any action that is reasonably likely to have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

          (b) In furtherance and not in limitation of the terms of Section 6.6(a) hereof, to the extent required by applicable Law, each party hereto shall file, or cause to be filed, a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within seven (7) Business Days of the date hereof, shall supply promptly any additional information and documentary material that may be requested by any Governmental Authority (including the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission) pursuant to the HSR Act, and shall cooperate in connection with any filing under applicable antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by any Governmental Authority, including the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or the office of any state attorney general.

          (c) In furtherance and not in limitation of the terms of Section 6.6(a) hereof, as promptly as practicable following the execution and delivery of this Agreement by all of the parties hereto, the Purchaser shall take, or cause to be taken, all action necessary, proper or advisable to obtain all financing necessary to make the payments required under Article II hereof (including the Aggregate Share Purchase Price and the Aggregate Option Purchase Price), to pay all fees and expenses to be paid by the Purchaser in connection with the transactions contemplated hereby, and to satisfy any other payment obligations that the Purchaser may incur in connection with, and may be required in order to consummate, the transactions contemplated hereby, including the closing of the Bank Facility and the Repayment of all outstanding Senior Debt. The Purchaser hereby agrees that it shall not amend (other than to extend the termination date thereof), waive, discharge or terminate any material provision of the Financing Commitment or any other agreement relating to the financing of the transactions contemplated hereby without the prior written consent of the Shareholders, which consent shall not be unreasonably withheld or delayed. In the event that any portion of such financing becomes unavailable, regardless of the reason therefor, the Purchaser shall use its commercially reasonable efforts to obtain alternative financing on substantially comparable or more favorable terms from other sources.

          (d) The Company shall timely effect a tax election under Section 338(h)(10) of the Internal Revenue Code with respect to the acquisition by the Company of Pioneer Plastics Corporation.

          (e) The Shareholders and the Company shall cooperate with any reasonable requests of the Purchaser related to the recording of the transactions contemplated by this Agreement as a recapitalization for financial reporting purposes.

          (f) The Purchaser shall use its commercially reasonable best efforts to negotiate an employment agreement contemplated by the term sheet included in
Exhibit 7.2(f), on terms consistent with such term sheet, and shall deliver to Mr. Muller or his counsel an employment agreement that the Purchaser is prepared to have the Company or a Company Subsidiary execute in satisfaction of the condition set forth in Section 7.2(f).

     SECTION 6.7  Further Action.  Subject to the terms and conditions herein
                  --------------
provided, each of the parties hereto shall use its reasonable best efforts to deliver, or cause to be delivered, such further certificates, instruments and other documents, and to take, or cause to be taken, such further actions, as may be necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement.

     SECTION 6.8  Indemnification; Officers' and Directors' Insurance.
                  ---------------------------------------------------
          (a) From and after the Closing, the Purchaser shall, and shall cause the Company to, (i) indemnify and hold harmless each present and former director and officer of the Company and each present and former Company Subsidiary (the "Company Indemnified Parties"), against any Losses incurred or suffered by any of the Company Indemnified Parties in connection with any Liabilities or any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Company or any Company Subsidiary would have been permitted under the Company Certificate of Incorporation and Company Bylaws, or other organizational documents of any Company Subsidiary, in each case as in effect on the date hereof, to indemnify such Company Indemnified Parties, and (ii) advance reasonable expenses as incurred by any Company Indemnified Party in connection with any matters for which such Company Indemnified Party is entitled to indemnification from the Purchaser pursuant to this Section 6.8(a) to the fullest extent permitted under the Company Certificate of Incorporation and Company Bylaws, or other organizational documents of any Company Subsidiary; provided, however, the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification under the Company Certificate of Incorporation and Company Bylaws, or other organizational documents of any Company Subsidiary, or pursuant to this Section 6.8(a). The foregoing indemnification shall not entitle any Company Indemnified Party to seek indemnification for any amount for which such person is obligated to provide indemnification pursuant to Section 9.2. The Company will not amend the provisions of the Company's Certificate of Incorporation or Bylaws relating to elimination of liability of directors and indemnification of officers, directors, employees and other persons in a way that would adversely affect such officers, directors, employees and other persons.

          (b) For a period of six (6) years following the Closing, the Purchaser shall maintain, or shall cause the Company for itself and the Company Subsidiaries to maintain (to the extent available in the market), in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (copies of which have been heretofore delivered by the Company to the Purchaser and its agents and representatives) with coverage in amount and scope at least as favorable as the Company's existing coverage; provided, however, that in no event shall the Purchaser or the Company be required to expend in the aggregate in excess of one hundred and fifty percent (150%) of the annual premium currently paid by the Company for such coverage, and if such premium would at any time exceed one hundred and fifty percent (150%) of such amount, then the Purchaser or the Company shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to one hundred and fifty percent (150%) of such amount; provided further that this Section 6.8(b) shall be deemed to have been satisfied if a prepaid policy or policies (i.e., "tail coverage") have been obtained by the Company which policy or policies provide such directors and officers with the coverage described in this Section 6.8(b) for an aggregate period of not less than six
(6) years with respect to claims arising from facts or events that occurred on or before the Closing Date, including with respect to the transactions contemplated by this Agreement.

          (c) The terms and provisions of this Section 6.8 are intended to be in addition to the rights otherwise available to the Company Indemnified Parties by applicable Law, charter, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, the Company Indemnified Parties and their respective heirs and representatives.

     SECTION 6.9  Books and Records.  For a period of five (5) years (or with
                  -----------------
respect to Taxes, six (6) years) following the Closing, the Purchaser shall, and shall cause the Company and the Company Subsidiaries to, provide to any Shareholder for any proper purpose relating to such Shareholder's ownership of any securities of the Company, access to the books and records of the Company upon reasonable advance written notice during regular business hours for the sole purpose of obtaining information for use as aforesaid and will permit such Shareholder to make such extracts and copies thereof as may be necessary. Such Shareholder shall reimburse the Company or the Company Subsidiary for the reasonable out-of-pocket expenses incurred by any of them in performing the covenants set forth in this Section 6.9.

     SECTION 6.10  Termination of Certain Agreements; Continuation of Engagement
                   -------------------------------------------------------------
Agreement.  On or prior to the Closing, Genstar, the Company and the relevant
---------
Company Subsidiaries shall take all actions necessary, if any, to terminate (i) that certain Stock Option Agreement, dated as of June 7, 1996 (the "Stock Option Agreement"), as amended, among Panolam Industries International, Genstar, CCFL Subordinated Debt Fund and Company, Limited Partnership, a limited partnership organized and existing under the laws of the Province of Quebec ("CCFL"), Domtar Industries Inc., a corporation organized and existing under the laws of the State of Delaware ("Domtar Industries"), and Claude P. Arcand, such that any option granted pursuant to such Stock Option Agreement shall be canceled, retired and extinguished unexercised, (ii) that certain Stockholders' Agreement, dated as of June 7, 1996 (the "Domtar Stockholders' Agreement"), as amended, among Company, Genstar, CCFL, Domtar Industries, Claude P. Arcand and Stargen, such that all rights and obligations of the parties thereunder shall terminate, and (iii) the Management Services Agreement. The Company hereby confirms that Panolam Industries will continue to be obligated to make, and shall make, all unpaid payments required under clause (ii) of the Engagement Agreement and the Company and after the Closing the Purchaser shall cause Panolam Industries to fulfill such obligations.

     SECTION 6.11  No Solicitation.  The Shareholders hereby agree that from the
                   ---------------
date hereof until the third anniversary of the Closing, neither they nor any of their affiliates shall solicit the employment of any person who is employed by the Company as of the date hereof.

     SECTION 6.12  Tax Matters.
                   -----------
          (a) The Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and the Company Subsidiaries for all periods (or portions thereof) ending on or prior to the Closing Date which are filed after the Closing Date. The Purchaser shall permit the Shareholders to review and comment on each such Tax Return described in the preceding sentence prior to filing, and shall make such revisions to such Tax Returns as reasonably requested by the Shareholders.

          (b) The Company agrees to assign and promptly remit all refunds (including interest thereon), net of any Tax effect to the Company, received by the Company or any Company Subsidiary of any Taxes paid by the Company with respect to any taxable period ending on or prior to the Closing Date; provided, however, that the Company shall be entitled to the portion of any refund resulting from a carryback of a net operating loss, net capital loss, Tax credit or similar item sustained or arising in any period (or portion thereof) ending after the Closing Date. Notwithstanding the foregoing, no payment shall be required to be made pursuant to this Section 6.12(b) unless the amount of such payment would have been indemnifiable under the Agreement (had it been an obligation of the Company).

                                  ARTICLE VII
                             CONDITIONS TO CLOSING

     SECTION 7.1  Conditions to Obligations of the Shareholders and the Company
                  -------------------------------------------------------------
The obligations of the Shareholders and the Company to consummate the Share Purchases, the Redemption and the other transactions contemplated by this Agreement to be consummated as of the Closing shall be subject to the satisfaction, fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

          (a)  Representations and Warranties; Covenants.  (i) The
               -----------------------------------------
representations and warranties of the Purchaser set forth in Article V hereof shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing or, in the case of representations and warranties which address matters only as of a particular date, as of such date, with only such exceptions as, individually or in the aggregate, have not had and would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or consummate the transactions contemplated hereby, (ii) the covenants and agreements set forth in this Agreement to be performed or complied with by the Purchaser at or prior to the Closing, shall have been performed or complied with in all material respects, and (iii) the Shareholders and the Company shall have received a certificate of the Purchaser, dated as of the Closing Date, certifying as to the matters set forth in clauses
(i) and (ii) of this Section 7.1(a), signed on behalf of the Purchaser by a duly authorized officer thereof.

          (b)  No Governmental Order.  No Governmental Authority shall have
               ---------------------
enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the Share Purchases or any other transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of the Share Purchases or any other transactions contemplated hereby.

          (c)  HSR Act.  The waiting period under the HSR Act, if applicable,
               -------
shall have expired or been terminated.

          (d)  Governmental Approvals.  All consents and approvals of
               ----------------------
Governmental Authorities necessary for consummation of the Share Purchases and the other transactions contemplated by this Agreement shall have been obtained.

          (e)  Legal Actions or Proceedings.  No legal action or proceeding
               ----------------------------
shall have been instituted seeking to restrain, prohibit, invalidate or otherwise affect the transactions contemplated by this Agreement.

          (f)  Stockholders Agreement.  The Purchaser shall deliver to the
               ----------------------
Company and the Shareholders the Stockholders Agreement, substantially in the form attached hereto as Exhibit 7.1(f) (the "Stockholders Agreement").

          (g)  Solvency Certificate.  The Shareholders and the Company shall
               --------------------
have received copies of any solvency opinions of appraisal firms or investment banks obtained at the request of the Purchaser's financing sources or otherwise delivered in connection with the transactions contemplated by this Agreement, addressed to the Shareholders and the Board of Directors of the Company (or stating that the Shareholders and the Board of Directors of the Company may rely thereon as if addressed to the Purchaser).

          (h)  Shareholder Notes, Payments and Deliveries.  The Company shall
               ------------------------------------------
have executed and delivered the Shareholder Notes to the Shareholders and the Purchaser and the Company shall have made all payments required to be made pursuant to Article II hereof. The Company shall have paid Genstar Capital LLC all fees and expenses accrued through the Closing Date under the Management Services Agreement as set forth in Section 7.1(h) of the Company Disclosure
                                   --------------
Schedule.

          (i)  Opinion of Counsel for the Purchaser.  The Shareholders shall
               ------------------------------------
have received the favorable opinion of Gibson Dunn & Crutcher, LLP, counsel for the Purchaser, dated the Closing Date, in substantially the form attached hereto as Exhibit 7.1(i).

     SECTION 7.2  Conditions to Obligations of the Purchaser.  The obligations
                  ------------------------------------------
of the Purchaser to consummate the Share Purchases and the other transactions contemplated by this Agreement to be consummated as of the Closing shall be subject to the satisfaction, fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

          (a)  Representations and Warranties; Covenants.  (i) the
               -----------------------------------------
representations and warranties of the Shareholders and the Company set forth in
Article III and Article IV hereof, respectively, shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing or, in the case of representations and warranties which address matters only as of a particular date, as of such date, with only such exceptions as, individually or in the aggregate, have not had and would not have a Material Adverse Effect,
(ii) the covenants and agreements set forth in this Agreement to be performed or complied with by the Shareholders or the Company at or prior to the Closing, shall have been performed or complied with in all material respects, and (iii) the Purchaser shall have received a certificate of the Shareholders, dated as of the Closing Date, certifying as to the matters set forth in clauses (i) and (ii) of this Section 7.2(a) with respect to the Shareholders, signed by each of the Shareholders or a duly authorized officer thereof, and (iv) the Purchaser shall have received a certificate of the Company, dated as of the Closing Date, certifying as to the matters set forth in clauses (i) and (ii) of this Section 7.2(a) with respect to the Company, signed on behalf of the Company by a duly authorized officer thereof.

          (b)  No Governmental Order.  No Governmental Authority shall have
               ---------------------
enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the Share Purchases or any other transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of the Share Purchases or any other transactions contemplated hereby.

          (c)  HSR Act.  The waiting period under the HSR Act, if applicable,
               -------
shall have expired or been terminated.

          (d)  Governmental Approvals.  All consents and approvals of
               ----------------------
Governmental Authorities necessary for consummation of the transactions contemplated hereby shall have been obtained.

          (e)  Resignations.  The Purchaser shall have received a letter of
               ------------
resignation from each member of the Board of Directors of the Company.

          (f)  Employment Agreements.  Robert J. Muller, Jr. shall have entered
               ---------------------
into an employment agreement, in form and substance satisfactory to the Purchaser in its sole discretion, on terms that are consistent with the terms set forth on the term sheets included in Exhibit 7.2(f).

          (g)  Opinion of Counsel for Shareholder.  Purchaser shall have
               ----------------------------------
received the favorable opinion of Latham & Watkins, counsel for Shareholder, dated the Closing Date, substantially in the form attached hereto at Exhibit 7.2(g).

          (h)  Legal Actions or Proceedings.  No legal action or proceeding
               ----------------------------
shall have been instituted seeking to restrain, prohibit, invalidate or otherwise affect the transactions contemplated by this Agreement.

          (i)  Delivery of Share Certificates.  The Shareholders shall have
               ------------------------------
delivered to the Purchaser the Share Certificates representing the Shares, free and clear of any Encumbrances.

          (j)  Delivery of Redeemed Share Certificates.  The Shareholders shall
               ---------------------------------------
have delivered to the Company the Redeemed Share Certificates representing the Redeemed Shares, and any other required endorsements and documents of transfer and all other required documents, certificates and agreements necessary to convey good and valid title to the Redeemed Shares, free and clear of any Encumbrances.

          (k)  Refinancing.  The Bank Facility shall have closed and the
               -----------
Repayment shall have occurred, unless the failure to obtain the Bank Facility was the result of a willful failure by the Purchaser to perform any covenant or condition contained therein, the inaccuracy of any representation or warranty arising out of the bad faith or willful misconduct of the Purchaser.

          (l)  Termination of Agreements.  The Stock Option Agreement, the
               --------------------------
Domtar Stockholders' Agreement and the Management Services Agreement shall have been terminated pursuant to and in accordance with Section 6.10 hereof, and the Purchaser shall have received satisfactory evidence thereof.

          (m)  Pledge of Notes.  Each Shareholder shall have delivered to the
               ---------------
Purchaser the Shareholder Note issued by the Company to such Shareholder pursuant to Section 2.3(b) hereof, as the sole security for such Shareholder's indemnification obligations hereunder.

          (n)  Stockholders Agreement.  The Company and the Shareholders shall
               ----------------------
deliver to the Purchaser the Stockholders Agreement.

          (o)  Material Adverse Change.  From the date hereof, there shall not
               -----------------------
have occurred a Material Adverse Change or an event that with the passage of time would reasonably be likely to result in a Material Adverse Change.

                                 ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1  Termination.  This Agreement may be terminated at any time
                  -----------
prior to the Closing:

          (a) by the mutual written consent of the Shareholders, the Company and the Purchaser;

          (b) by either the Shareholders and the Company, on the one hand, or the Purchaser, on the other hand, by written notice to the other party or parties, as the case may be, if any Governmental Authority with jurisdiction over such matters shall have issued a Governmental Order permanently restraining, enjoining or otherwise prohibiting the Share Purchases or any other transactions contemplated hereby, and such Governmental Order shall have become final and unappealable; provided, however, that the terms of this Section 8.1(b) shall not be available to any party or parties, as the case may be, unless such party or parties shall have used its reasonable best efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to the Share Purchases or other transaction contemplated by this Agreement to which such Governmental Order relates;

          (c) by either the Shareholders and the Company, on the one hand, or the Purchaser, on the other hand, by written notice to the other party or parties, as the case may be, if the Closing shall not have been consummated on or before November 30, 1999, unless the failure to consummate the Closing on or prior to such date is the result of a default under this Agreement by the party or parties, as the case may be, seeking to terminate the Agreement pursuant to the terms of this Section 8.1(c);

          (d) by the Purchaser upon written notice to the Shareholders and the Company if the Shareholders or the Company shall have breached this Agreement in any material respect and such breach shall not have been cured within twenty
(20) calendar days of the delivery of such written notice by the Purchaser to the Shareholders and the Company;

          (e) by the Shareholders and the Company upon written notice to the Purchaser if the Purchaser shall have breached this Agreement in any material respect and such breach shall not have been cured within twenty (20) calendar days of the delivery of such written notice by the Shareholders and the Company to the Purchaser; and

          (f) by the Shareholders and the Company if on or before October 31, 1999 the Financing Commitment has not been amended to (A) eliminate the conditions set forth in paragraph (xxii) and (B) modify the conditions set forth in paragraphs (i), (ii), (vi) and (xiii) to confirm that all documentation described therein (to the extent theretofore delivered to Bankers Trust Company) is satisfactory to Bankers Trust Company, it being understood that Bankers Trust Company shall be required to be satisfied with any modifications or additions to the documentation described in such clauses (and with any additional documentation described in such clauses to the extent not finalized by October 31, 1999).

     SECTION 8.2  Effect of Termination.  In the event of termination of this
                  ---------------------
Agreement and abandonment of the Share Purchases and the other transactions contemplated by hereby pursuant to and in accordance with Section 8.1 hereof, this Agreement shall forthwith become void and of no further force or effect whatsoever and there shall be no liability on the part of any party hereto; provided, however, that notwithstanding the foregoing, nothing herein contained shall relieve any party hereto from any liability resulting from or arising out of any breach of any agreement or covenant hereunder; and provided further, however, that notwithstanding the foregoing, the terms of Section 6.5, Article IX and Article X hereof shall survive any termination of this Agreement, whether in accordance with Section 8.1 or otherwise.

                                  ARTICLE IX
                         SURVIVAL AND INDEMNIFICATION

     SECTION 9.1  Survival of Representations, Warranties and Covenants.  The
                  ------------------------------------------------------
representations and warranties set forth in Article III, Article IV and Article V of this Agreement shall survive until the 18 month anniversary of the Closing, except for the representations and warranties contained in Section 4.10, Section 4.17, Section 4.19 and Section 4.26 hereof, which shall survive until the third
(3rd) anniversary of the Closing as provided in Section 10.3. Unless written notice of a claim based on such representation or warranty specifying in reasonable detail the facts on which the claim is based shall have been delivered to the indemnifying party on or prior to the expiration date of such representation or warranty, such representation or warranty shall be deemed to be of no further force or effect. Any obligation of the Shareholders to provide indemnification for Environmental Losses or Antitrust Losses shall survive until the third (3rd) anniversary of the Closing, unless written notice of a claim for indemnification shall be made in accordance with this Article IX and delivered to the Shareholders on or prior to the expiration date, in which case the indemnification obligation shall survive as to such claim until such claim has been resolved. Any claim for indemnification for Environmental Losses and Antitrust Losses must be made in accordance with this Article IX, including
Section 9.5(a), and must be delivered to the Shareholders as provided in Section
10.3 on or prior to the third (3rd) anniversary of the Closing. Except as otherwise stated herein, each covenant and agreement set forth in this Agreement shall survive the execution and delivery of this Agreement and shall continue until the expiration of the applicable statute of limitations period. From and after the Closing, the remedies contemplated by this Article IX shall be the sole recourse of the parties hereto and their respective Affiliates for all Losses, Liabilities , Actions, damages or expenses related to or arising, directly or indirectly, out of this Agreement, the transactions contemplated hereby or otherwise arising at Law or in equity, and each party hereto hereby waives any and all rights, claims, causes of action and other remedies such party or its Affiliates may have against the other parties hereto relating to the subject matter of this Agreement other than the remedies expressly provided in this Article IX; provided, however, that notwithstanding the foregoing, nothing contained in this Agreement or otherwise shall in any way limit any claim, suit, cause or action or remedy that may be available to the Purchaser, the Company or the Shareholders based on intentional misrepresentation.

     SECTION 9.2  Indemnification of the Purchaser.
                  --------------------------------

          (a) Subject to the provisions of this Article IX, the Shareholders shall jointly and severally indemnify and hold harmless the Purchaser and its directors, officers and Affiliates from and against, and in respect of, any and all Losses incurred by, resulting from, arising out of, relating to, imposed upon or incurred by the Purchaser or any of its directors, officers or Affiliates, or the Company after the Closing Date, by reason of (i) any inaccuracy in, or breach of, any of the representations and warranties of the Company or the Shareholders contained in this Agreement, (ii) any breach of any covenants or agreements of the Company or the Shareholders contained in this Agreement, (iii) any Environmental Claims or (iv) the Antitrust Matter. For purposes of the indemnification obligations hereunder and the calculation of Losses, any inaccuracy in, or breach of a representation and warranty shall be deemed to constitute a breach of such representation or warranty, notwithstanding any limitation or qualification as to the materiality set forth in such representation or warranty as to the scope, accuracy or completeness thereof, it being the intention of the parties that the Purchaser shall, subject to Section 9.8 hereof, be indemnified and held harmless from and against any and all Losses to which the Purchaser is entitled to indemnification hereunder.

          (b) Subject to the provisions of this Article IX, the Shareholders shall jointly and severally indemnify and hold harmless the Purchaser and its directors, officers and Affiliates from and against, and in respect of, any and all Taxes that the Company or any Company Subsidiary is required to pay as a result of the Tax Audits (as defined below), which are in addition to the Taxes previously paid with respect to the matters and the Tax periods covered by such Tax Audits and that are in excess of the amounts reserved on the Financial Statements. The Purchaser shall cause the Company and the Company Subsidiaries to use their reasonable efforts to defend such Tax Audits in an effort to mitigate the Taxes payable as a result of such Tax Audits. The Shareholders shall have the right to participate in the Tax Audits, and in the event that it becomes reasonably likely that the Shareholders would be obligated to indemnify the Purchaser for such Tax Audits, the Shareholders may elect to control the defense of the Tax Audits. For purposes of this Section 9.2(b), "participate" shall mean the right to participate in conferences, meetings or proceedings with any Tax Authority, the subject matter of which includes an item for which the Shareholders may have liability hereunder, and participation in the submission and determination of the content of documentation and oral presentations to or before a Tax Authority in connection with the Tax Audits. The Purchaser and the Company agree that without the written consent of the Shareholders, which consent will not be unreasonably withheld, they will not settle (and they will cause the Company Subsidiaries not to settle) any of such Tax Audits, if the Shareholders would be responsible for any portion of such settlement pursuant to this Article IX. The "Tax Audits" are the audits identified as items 3 (Maine Sales, Use & Transient Rentals Tax, Withholding Tax and Income Tax), 5 (Indiana Use, Income and Payroll
Tax) and 6 (Tennessee Department of Revenue for PPC Disposition) of Section 4.10 of the Company Disclosure Schedule.

     SECTION 9.3  Intentionally Omitted
                  ---------------------

     SECTION 9.4  Indemnification of the Shareholders; Defense of Claims.  The
                  ------------------------------------------------------
Purchaser shall indemnify and hold harmless the Shareholders and each of their respective directors, officers, partners and Affiliates from and against, and in respect of, any and all Losses incurred by, resulting from, arising out of, relating to, imposed upon or incurred by the Shareholders or any of their respective directors, officers, partners and Affiliates by reason of (i) any inaccuracy in, or breach of, any of the representations and warranties of the Purchaser contained in this Agreement and (ii) any breach of any covenants or agreements of the Purchaser contained in this Agreement.

          In the event that a third party commences any action against any of the Shareholders or any of their respective directors, officers, partners or Affiliates which relates to (A) the Purchaser's ownership of the Company and the Company Subsidiaries and the operations of the Company and the Company Subsidiaries after the Closing Date, or (B) any failure by the Company or the Company Subsidiaries after the Closing Date to perform and discharge all of their respective obligations under any Contracts or other undertakings after the Closing Date, then the Company and the Company Subsidiaries shall, and the Purchaser shall cause the Company and the Company Subsidiaries to, use their commercially reasonable best efforts to defend, at the expense of the Company and the Company Subsidiaries, any Shareholder or any director, officer, partner or Affiliate of a Shareholder against whom or which such action is brought in order to have such action dismissed against such person without liability to such person; provided that the Company and the Company Subsidiaries shall not be obligated to hire counsel separate from Company counsel.

          For purposes of the indemnification obligations hereunder and the calculation of Losses, any inaccuracy in, or breach of a representation and warranty shall be deemed to constitute a breach of such representation or warranty, notwithstanding any limitation or qualification as to the materiality set forth in such representation or warranty as to the scope, accuracy or completeness thereof, it being the intention of the parties that the Shareholders shall, subject to Section 9.8 hereof, be indemnified and held harmless from and against any and all Losses to which the Shareholders are entitled to indemnification hereunder.

     SECTION 9.5  Claims for Indemnification.
                  --------------------------

          (a) After a party who is entitled to indemnification hereunder (the "indemnified party") either (a) receives notice of any claim or the commencement of any action by any third party which such indemnified party reasonably believes may give rise to a claim for indemnification from the other party (the "indemnifying party") or (b) sustains any Loss not involving a third-party claim, such indemnified party shall, if a claim is to be made against an indemnifying party under this Article IX, promptly (and, with respect to a third-party action, within fifteen (15) calendar days after service of the citation or summons, notify such indemnifying party in writing in reasonable detail of such claim, action or Loss, as the case may be; provided that the failure to so notify the indemnifying party shall not affect the rights to indemnification hereunder except to the extent that the indemnifying party is actually prejudiced by such failure. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. Notwithstanding the foregoing, with respect to the Antitrust Matter, an indemnified party shall have the right to notify the indemnifying party and a "claim" shall be deemed to exist only after the Company or a Company Subsidiary (A) has incurred after Closing at least $100,000 in Antitrust Losses in respect of the Antitrust Matter or (B) has been named a defendant in a civil or criminal action related to such Antitrust Matter or received notification from DOJ or other Governmental Authority that the Company or a Company Subsidiary will be so named or has been advised by DOJ that it is a target of the investigation related to the Antitrust Matter; provided, however, if on the third anniversary of the Closing none of the events described in clause (B) shall have occurred and be pending, then the obligations of the Shareholders to provide indemnification for Antitrust Losses shall expire on the third anniversary of the Closing (except to the extent of indemnifiable Antitrust Losses incurred prior to the third anniversary of the Closing Date that are the subject of a claim properly made prior to the third anniversary).

          (b) The Shareholders hereby appoint Genstar as their representative (the "Shareholder Representative") to take any and all action on their behalf in respect of the indemnification provisions contained in this Agreement and the Purchaser is authorized to rely on any such action as being the duly authorized action of the Shareholders. The Shareholders shall indemnify and hold harmless the Shareholder Representative so designated pursuant to the foregoing sentence from and against any Actions brought against the Shareholder Representative in connection with the performance of its duties under this Agreement.

     SECTION 9.6  Defense by Indemnifying Party.  In connection with any claim
                  -----------------------------
giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to such claim. If the indemnifying party does not assume control of the defense, the indemnified party shall control such defense. The party that does not assume control of the defense shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. The party controlling the defense shall keep the other party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other party with respect thereto. The indemnified party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the indemnifying party. The indemnifying party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the indemnified party from all liability with respect thereto or that imposes any liability or obligation on the indemnified party without the prior written consent of the indemnified party.

     SECTION 9.7  Pledge of Shareholder Notes; Manner of Indemnification.
                  ------------------------------------------------------

          (a) All indemnification by the Purchaser hereunder shall be effected by the payment of cash or the delivery of a certified or official bank check in the amount of the indemnifiable Loss.

          (b) All indemnification by the Shareholders hereunder shall be effected solely by the reduction of amounts owed by the Company under the Shareholder Notes, in accordance with this Section 9.7. Each Shareholder hereby pledges and grants to the Purchaser a security interest in such Shareholder's Shareholder Note, and in the proceeds of, and payments and distributions on, such Shareholder Note, as security for, and as the exclusive source of recovery against such Shareholder in respect of, such Shareholder's indemnification obligations hereunder. On the third anniversary, the Purchaser shall release the security interest and return the Shareholder Notes to the Shareholders and shall execute and deliver such other documents as the Shareholders may reasonably request in order to effect such release, unless any claim is then pending, in which case Shareholder Notes (which may be replacement notes) equal to the aggregate dollar amount of such claim (as provided in the Indemnification Notice of such claim delivered prior to the expiration of the applicable survival period) shall be retained by the Purchaser and the balance of the Shareholder Notes (which may be replacement notes) released to the Shareholders. Upon any final determination with respect to such an Indemnification Claim, the Purchaser shall cause the Shareholder Notes in the amount of the award to be canceled and the remaining Shareholder Notes shall be released to the Shareholders or the Company may execute replacement Shareholder Notes with the reduced principal amount.

          (c) From time to time, the Purchaser may give notice (the "Indemnification Notice") to the Shareholder Representative specifying the nature and dollar amount of any claim for indemnification it may have under this
Article IX. If the Shareholder Representative does not give notice to the Purchaser disputing such claim (a "Counter Indemnification Notice") within thirty (30) calendar days after receipt of the Indemnification Notice, then the dollar amount of damages claimed by the Purchaser set forth in its Indemnification Notice shall be deemed conclusive for purposes of this Agreement, and, at the end of such 30-day period, the principal amount of the Shareholder Notes shall be reduced by (and only to the extent of) the dollar amount claimed in the Indemnification Notice and the Company may execute replacement Shareholder Notes with the reduced principal amount.

          (d) If a Counter Indemnification Notice is given with respect to a Claim, the principal amount of the Shareholder Notes shall be reduced (and replacement Shareholder Notes shall be issued) only after a final decision has been obtained by a court or as a result of an arbitration award with respect to the amount of, and the liability for, such indemnification claim, and then in accordance with such decision.

          (e) If the Company is obligated to redeem or repay all or a portion of the Shareholder Notes before the third anniversary of the Closing, then the payment will be put into an interest-bearing, indemnification escrow account. If the Company is obligated to redeem or repay all or a portion of the Shareholder Notes after the third anniversary and at such time as there is a pending Indemnification Notice, then the payment (up to the amount of the pending Indemnification Notice) will be put into an interest-bearing, indemnification escrow account. The escrow agent shall be a bank reasonably acceptable to the Company and the Shareholder Representative. The escrow agent shall release funds from the escrow account to satisfy an indemnification claim only (i) in accordance with joint written instructions of the Purchaser and the Shareholder Representative or (ii) after a final decision has been obtained by a court or as a result of an arbitration award with respect to the amount of, and the liability for, such indemnification claim, and then in accordance with such decision. On the third anniversary of the Closing Date, the Escrow Agent shall pay and distribute the then amount of escrow account to Shareholders, unless any claim is then pending, in which case an amount equal to the aggregate dollar amount of such claim (as provided in the Indemnification Notice of such claim delivered prior to expiration of the applicable survival period) shall be retained by the escrow agent and the balance paid to the Shareholders. Upon any final determination with respect to such an Indemnification Claim, the escrow agent shall deliver the amount awarded to the Purchaser and the balance of the Indemnification Fund shall be distributed to the Shareholders.

          (f) If an indemnification claim is resolved at a time when there are both outstanding Shareholder Notes and funds held in escrow, the indemnification claim shall be satisfied first by a reduction of the principal amount of the Shareholder Notes and thereafter by a release of cash from the escrow account.

          (g) The Shareholders agree that the amount of an indemnification claim would be allocated among the Shareholders in proportion to the principal amounts of their respective Shareholder Notes.

          (h) If the Shareholders assume the defense of an indemnified claim, then any amount paid or incurred by the Shareholders in respect of that claim shall be reimbursed by the Company as follows: (i) if the minimum dollar thresholds set forth in Section 9.8(a) are applicable to the claim and if the amount paid or incurred by the Shareholders is less than either of the minimum dollar thresholds set forth in Section 9.8(a), then the Company shall reimburse the Shareholders for such amount; (ii) if the amount is greater than both of the minimum dollar thresholds set forth in Section 9.8(a), but less than the applicable aggregate limitation with respect to such claim, then the Company shall reimburse the Shareholders for such amount and shall offset such amount against the Shareholder Notes, and reissue replacement Shareholder Notes in accordance with this Section 9.7 (or funds from the escrow account shall be paid in accordance with this Section 9.7); and (iii) if the amount is greater than the aggregate limitation with respect to such claim, then the Company shall reimburse the Shareholders for such amount in excess of such limitation; provided that if the amount has exceeded the maximum, then the Company shall have the right to assume the defense of the matter and the Shareholders shall have the right to tender the defense of the matter to the Company. As a precondition to receiving any such reimbursement, the Shareholders shall deliver to the Company reasonable documentation as evidence of the payment or the amount incurred.

     SECTION 9.8  Limitations on Indemnification.
                  ------------------------------

          (a)  General.  Notwithstanding anything to the contrary set forth
               -------
herein, neither the Purchaser nor the Shareholders shall be entitled to recover, and the other party or parties, as the case may be, shall not be obligated to pay, any claim for indemnification under Section 9.2(a)(i) or Section 9.2(b) (other than with respect to indemnification for Environmental Losses and Antitrust Losses, which shall be governed by Section 9.8(b) and Section 9.9(c), respectively) or Section 9.4(i) unless and until the aggregate dollar amount of all indemnification claims against such party or parties hereunder exceeds $1,000,000, in which event the party or parties entitled to such indemnification shall be entitled to recover only the amount of their indemnification claims in excess of $500,000. Notwithstanding anything herein to the contrary, no claim for indemnification under this Article IX may be asserted by an indemnified party unless such claim (or series of related claims) equals or exceeds $50,000 individually. Notwithstanding anything to the contrary set forth herein, the aggregate indemnification obligation of the Shareholders hereunder for Losses (including in connection with the Tax Audits), other than Environmental Losses and Antitrust Losses, shall not exceed $10,000,000.

          (b)  Environmental Losses.  Notwithstanding anything to the contrary
               --------------------
set forth herein, the indemnification obligation of the Shareholders for Losses relating to any (x) inaccuracy in, or breach of, the representations and warranties set forth in Section 4.19 hereof or (y) Environmental Claims ("Environmental Losses") shall be as follows:

               (i) for aggregate Environmental Losses up to $1,000,000, there shall be indemnification by the Shareholders under this Article IX limited to fifty percent (50%) of such Environmental Losses;

               (ii) for aggregate Environmental Losses in excess of $1,000,000, there shall be indemnification by the Shareholders under this Article IX; provided that the aggregate indemnification obligation of the Shareholders for Environmental Losses shall not exceed $10,000,000.

          (c)  Antitrust Losses.  Notwithstanding anything to the contrary set
               ----------------
forth herein, the indemnification obligation of the Shareholders for Losses incurred by the Company or the Shareholders relating to the Antitrust Matter ("Antitrust Losses") shall be as follows:

               (i) for aggregate Antitrust Losses up to $2,000,000, there shall be indemnification by the Shareholders under this Article IX limited to fifty percent (50%) of such Antitrust Losses; and

               (ii) for aggregate Antitrust Losses in excess of $2,000,000, there shall be indemnification by the Shareholders under this Article IX; provided that the aggregate indemnification obligation of the Shareholders for Antitrust Losses shall not exceed $19,000,000.

          (d)  Enforcement of Other Rights
               ---------------------------

               (i) An indemnified party shall not have a right to indemnification under this Article IX for Losses other than Environmental
                           ----------
Losses, unless the Company or the appropriate Company Subsidiary first seeks, to the fullest extent permitted by law and in a timely manner (including through the commencement and reasonable prosecution of litigation, mediation or arbitration by the Company or such Company Subsidiary seeking to enforce contractual rights) and consistent with applicable agreements, to recover any Losses from Rugby, Aeroquip Corporation, Aeroquip-Vickers, Inc. and Domtar Industries, or any of their predecessors or successors, to the extent that the Company or a Company Subsidiary has or may have a contractual, legal or equitable right of indemnification, contribution or reimbursement from such parties.

               (ii) The Purchaser shall not have a right to receive indemnification under this Article IX for Environmental Losses, unless the
                           ----------
Company or the appropriate Company Subsidiary first (a) seeks, to the fullest extent permitted by law and in a timely manner (including through the commencement and reasonable prosecution of litigation, mediation or arbitration by the Company or such Company Subsidiary seeking to enforce contractual rights) and consistent with applicable agreements, to recover any Losses from Rugby, Aeroquip Corporation, Aeroquip-Vickers, Inc. and Domtar Industries, or any of their predecessors or successors, to the extent that the Company or a Company Subsidiary has or may have a contractual right of indemnification, contribution or reimbursement from such parties, or (b) asserts and reasonably prosecutes a claim to recover any Losses from third parties (including any potentially liable prior owner of the property) to the extent that the Company or such Company Subsidiary has or may have a contractual, legal or equitable right of indemnification, contribution or reimbursement.

               (iii) The Purchaser will cause the Company and the Company Subsidiaries (a) not to amend or modify in any material respect any contractual rights of indemnification, reimbursement or contribution relating to Rugby, Aeroquip Corporation, Aeroquip-Vickers, Inc. and Domtar Industries, or any of their successors, without the prior written consent of the Shareholders, which will not be unreasonably withheld and (b) to comply in all material respects with the Prior Agreements.

               (iv) Notwithstanding anything herein to the contrary, the Purchaser may make a claim for indemnification if, at the expiration of the applicable indemnification survival period pursuant to Section 9.1, the Company or a Company Subsidiary has a pending dispute in which the Company or a Company Subsidiary is seeking to recover from any third party for any Losses pursuant to this Section 9.8(d).

          (e)  Environmental Matters.  An indemnifying party shall not be liable
               ---------------------
for Environmental Losses under this Article IX, (A) to the extent that the Loss arises from or is due to any actual or potential future use of the Owned Real Property or Leased Real Property for other than an industrial use or (B) unless the Response Activities (as defined below) are required under any Environmental Law or any Contract existing on the Closing Date. If the Shareholders have an obligation under this Agreement to indemnify the Purchaser from or against any

Environmental Losses in connection with the performance of any investigation, clean-up, removal, containment or other remediation or response actions ("Response Activities"), such Losses shall be limited to those Losses incurred to meet the least stringent standards or requirements that the Company or any Company Subsidiary is lawfully required to meet by Governmental Authorities under the applicable Environmental Law (taking into consideration the zoning of the property and the uses of the resources thereon at the time the Response Activities are performed); provided that for purposes of this sentence, any standards or requirements lawfully established by the Maine Department of Environmental Protection pursuant to the terms of the Compliance Order on Consent applicable to the Auburn, Maine facility (the "Auburn COC") or any
                                                       ----------
subsequent order entered to enforce the terms of the Auburn COC shall be deemed to be such least stringent standards or requirements. Environmental Losses shall be limited to out-of-pocket expenditures.

          (f)  Subrogation.  Upon making any payment to an indemnified party
               -----------
(i.e., through set-off of the Shareholder Note or through the escrow account) for any indemnification claim pursuant to this Article IX, the indemnifying party shall be subrogated, to the extent of such payment, to any rights that the indemnified party may have against any other persons with respect to the subject matter underlying such indemnification claim and the indemnified party shall take such actions as the indemnifying party may reasonably require to perfect such subrogation or to pursue such rights against such other persons as the indemnified party may have; provided that no such right of subrogation shall exist unless and until the indemnified party's Losses with respect to the subject matter underlying such indemnified claim are paid in full if the amount of the indemnification payment is not sufficient to pay such Losses in full.

          (g)  Insurance; Reimbursements; Taxes.  The amount of any Losses for
               --------------------------------
which indemnification is provided under this Article IX shall be reduced by (i) any related recoveries actually received by the indemnified party under insurance policies or other related payments received from third parties, and
(ii) any Tax benefits actually received by the indemnified party or any of its Affiliates on account of the matter resulting in such Losses or the payment of such Losses. In the event that the indemnified party receives any such recoveries or Tax benefits on account of Losses that have previously been paid by the indemnifying party to the indemnified party, the indemnified party shall, after receipt thereof, promptly pay over to the indemnifying party the full amount of such recoveries or Tax benefits received. If an indemnified party receives payment from a third party in respect of Losses for which an indemnifying party has provided indemnification (i.e., through set-off of the Shareholder Note or through the escrow account), then the indemnified party shall reimburse the indemnifying party to the extent of such payment (up to the amount of the indemnification provided by the indemnifying party).

                                   ARTICLE X
                              GENERAL PROVISIONS

     SECTION 10.1  Expenses.  Except as set forth in Section 10.2 hereof, all
                   --------
costs and expenses (including all fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the negotiation and preparation of this Agreement, the performance of the terms hereof and the consummation of the transactions contemplated hereby, shall be paid by the respective party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 10.2  Costs and Attorneys' Fees.  In the event that any action,
                   -------------------------
suit or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs and reasonable attorneys' fees incurred in connection with each and every such action, suit or other proceeding, including any and all appeals and petitions therefrom.

     SECTION 10.3  Notices.  All notices, requests, demands and other
                   -------
communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (i) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (ii) if sent by nationally recognized overnight air courier (such as DHL or Federal Express), two (2) business days after mailing; (iii) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clauses (i) or (ii) of this Section 10.3, when transmitted and receipt is confirmed by telephone; and (iv) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties hereto:

          (a)  if to the Shareholders or the Company, to:

               Genstar Capital Partners, LLC
               555 California Street
               Suite 4850
               San Francisco, California 94104
               Facsimile: (415) 834-2383
               Attention: Jean-Pierre L. Conte

               and, prior to the Closing, to:

               Panolam Industries International, Inc.
               20 Progress Drive
               Shelton, Connecticut 06484
               Facsimile: (203) 925-0050
               Attention: Robert J. Muller, Jr.

               with copies to:

               Latham & Watkins
               505 Montgomery Street
               Suite 1900
               San Francisco, California 94111
               Facsimile: (415) 395-8095
               Attention: Scott R. Haber, Esq.
                          Michael S. Ringler, Esq.

          (b)  if to the Purchaser, to:

               The Carlyle Group
               1001 Pennsylvania Avenue, N.W., Suite 220
               Washington, D.C. 20004
               Facsimile: (202) 347-1818
               Attention: Mr. Jerome Powell, Managing Director

               with a copy to:

               Gibson, Dunn & Crutcher LLP
               1050 Connecticut Avenue, N.W.
               Washington, D.C. 20036
               Facsimile: (202) 467-0539
               Attention: Howard B. Adler, Esq.

     SECTION 10.4  Public Announcements.  Unless otherwise required by
                   --------------------
applicable Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby, or otherwise communicate with any news media regarding this Agreement or the transactions contemplated hereby, without the prior written consent of the other parties hereto. If a public statement is required to be made pursuant to applicable Law, the parties shall consult with each other, to the extent reasonably practicable, in advance as to the contents and timing thereof.

     SECTION 10.5  Interpretation.  The Article and Section headings in this
                   --------------
Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. References to Articles or Sections in this Agreement, unless otherwise indicated, are references to Articles or Sections of this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises with respect to any term or provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the terms or provisions hereof. Any reference to any federal, state, county, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. For all purposes of

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and under this Agreement, (i) the word "including" shall be deemed to be immediately followed by the words "without limitation," (ii) words (including defined terms) in the singular shall be deemed to include the plural and vice versa, (iii) words of one gender shall be deemed to include the other gender as the context requires, and (iv) the terms "hereof," "herein," "hereto," "herewith" and any other words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular term or provision of this Agreement, unless otherwise specified.

     SECTION 10.6  Severability.  In the event that any one or more of the terms
                   ------------
or provisions contained in this Agreement or in any other certificate, instrument or other document referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or any other such certificate, instrument or other document referred to herein, and the parties hereto shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Agreement which, insofar as practicable, implement the purposes and intent hereof. Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable to the extent consistent with the intent of the parties as reflected by this Agreement. To the extent permitted by applicable Law, each party waives any term or provision of Law which renders any term or provision of this Agreement to be invalid, illegal or unenforceable in any respect.

     SECTION 10.7  Entire Agreement. This Agreement (including the Shareholders
                   ----------------
Disclosure Schedule, the Company Disclosure Schedule, the Purchaser Disclosure Schedule and the Exhibits hereto) and the Confidentiality Agreement(s) constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and undertakings, both written and oral, among the Shareholders, the Purchaser and the Company with respect to the subject matter hereof, except as otherwise expressly provided herein.

     SECTION 10.8  Assignment.  Neither this Agreement nor any of the rights,
                   ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable, except that the Purchaser may assign any of its rights, interests or obligations to any Carlyle Affiliate; provided, however, that no such assignment shall relieve the Purchaser of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     SECTION 10.9  No Third Party Beneficiaries.  Except as specifically
                   ----------------------------
provided in Section 6.8 hereof (and solely with respect to parties indemnified thereunder), this Agreement is for the sole benefit of the parties hereto and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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

     SECTION 10.10  Waivers and Amendments. This Agreement may be amended or
                    ----------------------
modified only by a written instrument executed by the parties hereto. Any failure of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.10.

     SECTION 10.11  Equitable Remedies.  Each of the parties hereto acknowledges
                    ------------------
and agrees that the other parties hereto would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Therefore, notwithstanding anything to the contrary set forth in this Agreement, each of the parties hereto hereby agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by such first party under this Agreement, and each party hereto hereby agrees to waive the defense in any such suit that the other parties hereto have an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of injunction or specific performance as a remedy, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief. The equitable remedies described in this Section 10.11 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties hereto may elect to pursue. The parties hereto hereby agree that irreparable damage would occur in the event any of the terms or provision of this Agreement required to be performed prior to the Closing were not performed in accordance with the terms hereof and that, prior to the Closing, the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 10.12  Governing Law; Consent to Jurisdiction.  This Agreement
                    --------------------------------------
shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within the Borough of Manhattan in the City of New York. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of any New York State court, or Federal court of the United States of America, sitting within the Borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection herewith, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally
(i) agrees not to commence any such action or proceeding except in such courts,
(ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such New York State

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court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such New York State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such New York State or Federal court. Each of the parties hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 10.3 hereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

     SECTION 10.13  WAIVER OF JURY TRIAL.  EACH PARTY HERETO ACKNOWLEDGES AND
                    --------------------
AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.13.

     SECTION 10.14  Exclusivity of Representations and Warranties.  It is the
                    ---------------------------------------------
explicit intent and understanding of each of the parties hereto that no party hereto, nor any of their respective Affiliates, representatives or agents, is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement (as qualified by the Shareholders Disclosure Schedule, the Company Disclosure Schedule and the Purchaser Disclosure Schedule, as the case may be), and none of the parties hereto is relying on any statement, representation or warranty, oral or written, express or implied, made by another party hereto or such other party's Affiliates, representatives or agents, except for the representations and warranties set forth herein.

     SECTION 10.15  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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

          IN WITNESS WHEREOF, the Shareholders, the Purchaser and the Company have executed this Agreement, or caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                    THE SHAREHOLDERS:

                    GENSTAR CAPITAL PARTNERS II, L.P.

                    By:

                         Its General Partner

                    By:______________________________________

                    Name:____________________________________

                    Title:___________________________________

                    STARGEN II LLC


                    By:______________________________________

                    Name:____________________________________

                    Title:___________________________________



                    _________________________________________
                    Robert J. Muller, Jr.

                    THE PURCHASER:

                    PANOLAM ACQUISITION COMPANY, L.L.C.

                    By:______________________________________

                    Name:____________________________________

                    Title: __________________________________

                    THE COMPANY:

                    PANOLAM INDUSTRIES HOLDINGS, INC.


                    By:______________________________________

                    Name:____________________________________

                    Title: __________________________________

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